SOLUM GLOBAL, INC.

a Florida corporation

OFFERING STATEMENT

AUGUST 2, 2024

UP TO 2,470,000 SHARES OF COMMON STOCK (THE “SHARES”)

Purchase Price: $0.50 per Share

Target Offering Amount: $10,000

Maximum Offering: $1,235,000

This Offering Statement describes the offering (the “Offering”) by Solum Global, Inc., a Florida corporation (“we,” “us,” “our,” or the “Company”) of up to $1,235,000 for 2,470,000 shares of common stock (the “Shares”) at a purchase price of $0.50 per Share (the “Purchase Price”), pursuant to the terms and conditions of this Offering Statement. The minimum offering amount is $10,000 for 20,000 shares before we can break escrow (the “Target Offering Amount”). If we do not have investment commitments that equal or exceed the Target Offering Amount by August 15, 2025 (the “Target Deadline”), no Shares will be sold in this Offering, investment commitments will be cancelled, and committed funds will be returned.

We have engaged DealMaker Securities LLC to be our intermediary platform (the “Intermediary”) who will be entitled to receive fees related to the purchase and sale of the Shares. All committed funds will be held in escrow with Enterprise Bank & Trust, a Missouri chartered trust company with banking powers (the “Escrow Agent”) until the Target Offering Amount has been met or exceeded and one or more closings occur. You may cancel an investment commitment until up to 48 hours prior to the Target Deadline, or such earlier time as we may designate, pursuant to Regulation CF.

CROWDFUNDING INVESTMENT INVOLVES RISK. YOU SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.

THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING DOCUMENT OR LITERATURE.

THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Statement and other documents made available to potential investors contain forward-looking statements involving risks and uncertainties. These statements relate to future events or our future financial performance. Any statement that is not a reference to historical fact is a forward-looking statement. For example, in some cases, you can identify forward-looking statements by terminology such as “could,” “would,” “may,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project,” “propose,” “forecast,” “goal,” “like, likely, or likelihood,” or “continue,” the negative of such terms, or other comparable terminology. These statements are only hypotheses and predictions. Actual events or results may, and often do, differ materially. In evaluating these statements, you should specifically consider various important factors including the risks described above and below under “Risk Factors” and in other parts of this Offering Statement. These factors may cause actual results to differ materially from any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we, nor any other person, assumes responsibility for the accuracy and completeness of any forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this Offering Statement to conform them to actual results or to changes in our expectations.

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ELIGIBILITY

Solum Global, Inc. certifies that all of the following statements are true:

-	We are organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
-	We are not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
-	We are not an investment company registered or required to be registered under the Investment Company Act of 1940.
-	We are not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
-	We have filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this Offering Statement (or for such shorter period that we were required to file such reports).
-	We are not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

We nor any of our predecessors have not previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding, or Regulation CF.

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SUMMARY OF THE OFFERING

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Offering Statement. Throughout this Offering Statement, the terms “we,” “us,” and “our” refer to Solum Global, Inc., a Florida corporation. The term “investor” means qualified entities and individuals receiving this Offering Statement. Upon acceptance of an investor’s subscription, the investor shall then become a “shareholder” of us.

The Company	Solum Global, Inc., a Florida corporation was formed on June 27, 2022 (“we,” “us,” “our,” or the “Company”). We plan to be a transparent monetary network service provider with proprietary technology whose proposed primary product offerings support the movement and storage of money, compliance, integration with enterprise software applications, and management services. Our proposed technology stack plans to integrate our payment network, settlement systems, and storage accounts into the traditional economy and existing banking systems for a seamless and instant movement of money between banking and the blockchain. We plan for the Solum digital wallet (the “Solum Wallet”) and supporting technologies to provide users simultaneous connection between their bank account and digital currencies and real world assets such as gold through a variety of applications, platforms, networks, and services operated by ourselves and through third parties, which may be domestic or foreign, such as SumSub, our KYC provider; and Sibylline, our payment gateway partner.

Securities Offered

We are offering a Maximum Offering of $1,235,000 for 2,470,000 shares of common stock (the “Shares”) at a purchase price of $0.50 per Share (the “Purchase Price.”) (See “Description of Securities.”)

There is a “Target Offering Amount” of $10,000, which must be met by the “Target Deadline” of August 15, 2025. If the Target Offering Amount is not met by the Target Deadline, no Shares will be sold in this Offering, investment commitments will be cancelled, and committed funds will be returned.

Use of Proceeds	We intend to use the proceeds from this Offering for marketing and advertising; regulatory and compliance; technology development; corporate operations; and Offering expenses. (See “Estimated Uses of Proceeds.”)

Capitalization

We have authorized 150,000,000 shares of common stock and 50,000,000 shares of preferred stock.

We currently have 54,921,136 shares of common stock outstanding. Concurrently with this Offering, we are conducting a private offering for 6,000,000 Shares. Assuming we sell the Maximum Offering and all of the shares offered in the private offering, we will have 63,391,136 shares of common stock outstanding.

We also have 15,000,000 shares of stock authorized in connection with our 2023 Stock Option Plan, 8,822,798 of which have been issued. (See “Description of Securities.”)

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Investor Limitations	We are offering the Shares to an unlimited number of investors. Investors are limited in how much they can invest on all crowdfunding offerings during any 12-month period. The limitation on how much an investor may invest depends on their net worth (excluding the value of their primary residence) and annual income. If either their annual income or net worth is less than $124,000, then during any 12-month period, they can invest up to the greater of either $2,500 or 5% of the greater of their annual income or net worth. If both their annual income and net worth are equal to or more than $124,000, then during any 12-month period, they can invest up to 10% of annual income or net worth, whichever is greater, but their investments cannot exceed $124,000. If the investor is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act, as amended, no investment limits apply. (See “Plan of Distribution.”)

Plan of Distribution

We are selling the Shares through DealMaker Securities LLC (“DealMaker” or the “Intermediary”). This Offering Statement will be available to prospective investors at www.invest.solum.global. The website will be the exclusive means by which prospective investors may subscribe in this Offering.

As compensation for the service provided by the Intermediary, we are required to pay to the Intermediary a cash fee consisting of 8.5% commission based on the dollar amount of the securities sold in the Offering and paid upon disbursement of funds from escrow at the time of a closing. The commission is paid in cash. Additionally, we paid a one-time $15,000 administrative and compliance consulting services fee, a $2,000 monthly maintenance fee, and must reimburse certain expenses related to the Offering.

All committed funds will be held in escrow with Enterprise Bank & Trust (the “Escrow Agent”) until the Target Offering Amount has been met or exceeded and one or more closings occur.

We may elect to undertake rolling closings, or an early closing after we have received investment interests for the Target Offering Amount.

Risk Factors	An investment in our securities is speculative and involves a high degree of risk and uncertainties. The Shares should not be purchased by anyone who cannot bear the financial risk of this investment and who cannot afford the loss of their entire investment. (See “Risk Factors.”)

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RISK FACTORS

An investment in the Shares involves a high degree of risk. Potential investors should carefully consider the following risk factors that may affect our business, financial condition, results of operations and future prospects, as well as the other information set forth in this Offering Statement, before making a decision to invest in the Shares. If any of the following risks actually occurs, our business, financial condition, or results of operations would likely be materially adversely affected. In any such case, investors may lose all or part of their investment. The risks below are not exclusive. Additional risks not currently known to us or that we currently deem immaterial may also adversely affect us.

RISKS RELATED TO DIGITAL CURRENCIES AND OUR PROPOSED PRODUCTS AND SERVICES

Our total revenue is substantially dependent on transaction fees on our wallet. Therefore, if there is a decline in the digital currency market, we would be adversely affected.

We plan to generate a significant percentage of our total revenue from transaction fees on our wallet in connection with the exchange of fiat currency to cryptocurrencies and the transfer of digital currencies through swaps between cryptocurrencies, electronic commerce, every day point of sale (“POS”) purchases, settlements, peer to peer payments and the movement of money by customers between accounts. As a result, we expect our revenue to be based on transaction fees that are a percentage of the value of each transaction. As such, any declines in the value and/or volume of transactions, will reduce the total potential revenue we can generate.

The digital currency market is subject to significant uncertainty.

The digital currency market is subject to significant uncertainty, including:

●	changes in liquidity, market-making volume, and trading activities;
●	trading activities on digital currency platforms worldwide, many of which may be unregulated, and may include manipulative activities;
●	investment and trading activities of highly active retail and institutional users, speculators, miners, and investors;
●	the speed and rate at which digital currency is able to gain adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument, or other financial assets worldwide, if at all;
●	decreased user and investor confidence in digital currency assets and digital currency platforms;
●	negative publicity and events relating to the digital currency economy;
●	unpredictable social media coverage or “trending” of digital currency assets;
●	the ability for digital currency assets to meet user and investor demands;
●	the functionality and utility of digital currency assets and their associated ecosystems and networks, including digital currency assets designed for use in various applications;
●	consumer preferences and perceived value of digital currency assets and digital currency asset markets;
●	increased competition from other payment services that exhibit better speed, security, scalability, or other characteristics;
●	the characterization of digital currency assets under the laws of various jurisdictions around the world;
●	the maintenance, troubleshooting, and development of the blockchain networks underlying digital currency assets, including by miners, validators, and developers worldwide;

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●	ongoing technological viability and security of digital currency assets and their associated smart contracts, applications and networks, including vulnerabilities against hacks and scalability;
●	fees and speed associated with processing digital currency asset transactions, including on the underlying blockchain networks;
●	the availability and cost of funding and capital;
●	availability of banking and payment services to support digital currency-related projects;
●	level of interest rates and inflation;
●	monetary policies of governments, trade restrictions, and fiat currency devaluations; and
●	national and international economic and political conditions.

The determination of a particular digital currency asset’s status as a “security” is subject to a high degree of uncertainty and if inappropriately characterized, may subject us to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

The SEC and its staff have taken the position that certain digital currency assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given digital currency asset is a security is a highly complex, fact-driven analysis that evolves over time, and the outcome is difficult to predict. The SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration of the SEC could substantially impact the views of the SEC and its staff. The classification of a digital currency asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale, and clearing of such assets. For example, a digital currency asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in digital currency assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade digital currency assets that are securities in the United States are generally subject to registration as national securities exchanges, or must qualify for an exemption, persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency. Foreign jurisdictions may have similar licensing, registration, and qualification requirements.

Using our wallet, we plan for customers to be able to purchase and transfer digital currency assets seamlessly; as such, if a digital currency asset is categorized as a security, our products and services could be subjected to regulatory review, which may involve compliance with extant securities requirements. We may not be able to permit any activity on such digital currency asset until we are able to do so in a compliant manner. It may also result in us determining that it is advisable to remove assets from our network that have similar characteristics to the asset that was determined to be a security. In addition, we could be subject to judicial or administrative sanctions for acting as a broker, dealer, or national securities exchange without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. Customers that purchased such digital currency asset through our wallet and suffered losses could also seek to rescind a transaction that we facilitated on the basis that it was conducted in violation of applicable law, which could subject us to significant liability. Furthermore, if we remove any assets from our network, our decision may be unpopular with users and may reduce our ability to attract and retain customers, especially if such assets remain on unregulated or foreign platforms, which includes our competitors.

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We may not obtain payment processing licenses.

We are in the process of applying for payment processing licenses on a state by state basis within the U.S. and country by country in countries other than the U.S. However, there can be no assurance that we will obtain any payment processing licenses. Even if we did obtain such licenses, there is no guarantee that such licenses will be sufficient to transact our business. If any of these issues materialize, and if they are not resolved, our business, operating results, and financial condition will be adversely affected.

Depositing and withdrawing digital currency assets into and from our platform involve risks, which could result in loss of customer assets, customer disputes and other liabilities, which could adversely impact our business.

In order to own, transfer and use a digital currency asset on its underlying blockchain network, a person must have a private and public key pair associated with a network address, this is commonly referred to as a “wallet.” Our wallet is essentially focused on providing this service to customers.

Typically, each wallet is associated with a unique “public key” and “private key” pair, each of which is a string of alphanumeric characters. This private and public key is important when depositing, withdrawing or transferring digital currency assets into or from a wallet. A number of errors can occur in the process of depositing or withdrawing digital currency assets into or from our wallet, such as typos, mistakes, or the failure to include the information required by the blockchain network. For instance, a user may incorrectly enter a public key or the desired recipient’s public key when depositing and withdrawing from our wallet, respectively. A user may also inadvertently transfer digital currency assets to a wallet address that he does not own or control.

When converting assets to gold, the gold will be held by third party custodians, which are out of our control, and could be subject to loss, damage, theft or restriction on access.

When a user converts their assets to gold, we plan to deal with various gold bullion dealers. When a user chooses to convert their currency into gold, the gold bullion dealer typically coordinates the purchase and delivery of physical gold from gold vaults operated by the various mints that they work with. The gold bullion dealer will then hold and have custody of the gold on behalf of the user. The user will have to then coordinate with the respective gold bullion dealer to obtain actual, physical custody of their gold. Any failure by the custodian to properly secure or insure the gold, resulting in part or all of the gold being lost, damaged, or stolen, or access to such gold being restricted, whether by natural events (such as an earthquake) or human actions (such as a terrorist attack), could result in a loss of the user’s gold. These events may also expose us to liability and reputational harm, which could have a material adverse effect on our business, financial condition, and results of operations.

Users will be subject to differing fees to retrieve their gold assets.

We plan to work with various gold bullion dealers and each dealer has their own set of fees related to the processing of the gold. Therefore, the fees associated with retrieving the physical gold may vary based on each user and potentially for each transaction. Once the gold is with the gold bullion dealer, the transaction will no longer be supervised by us and the conclusion of the transaction will have to be finalized by the user and the gold bullion dealer.

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The value of gold is constantly and continually fluctuating.

The value of a user’s currency at the time they decide to convert their assets to gold will correspond to the daily London spot price, which is a fluctuating price. The price of gold has fluctuated in recent years and may continue to fluctuate substantially over short periods of time. Fluctuation in the price of gold may be due to a number of factors, including changes in inflation and changes in industrial and commercial demand for metals. Additionally, increased environmental or labor costs may depress the value of metal investments. In times of significant inflation or great economic uncertainty, gold, silver, and other precious metals may outperform traditional investments such as bonds and stocks. However, in times of stable economic growth, traditional equity and debt investments could offer greater appreciation potential and the value of gold, silver, and other precious metals may be adversely affected.

If the underlying smart contracts for certain smart contract-based digital currency assets do not operate as expected, our business could be adversely affected.

We may support various digital currency assets that represent units of value on smart contracts deployed on a third party blockchain. Smart contracts are programs that store and transfer value and execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming and design can have damaging effects. If any such vulnerabilities or flaws come to fruition, smart contract-based digital currency assets, including those which may be held by our customers in our wallet, may suffer negative publicity, be exposed to security vulnerabilities, and decline significantly in value, all of which could affect transaction volume in the digital currency asset over a short period of time which could adversely affect our revenue.

We may encounter technical issues in connection with the integration of supported digital currency assets and changes or upgrades to their underlying networks, which could adversely affect our business.

In order to support any digital currency asset, a variety of front and back-end technical and development work is required to implement and integrate such supported digital currency asset with our existing technical infrastructure. For certain digital currency assets, a significant amount of development work is required and there is no guarantee that we will be able to integrate successfully with any existing or future digital currency asset. In addition, such integration may introduce software errors or weaknesses into our systems, including our existing infrastructure. Even if such integration is initially successful, any number of technical changes, software upgrades, cybersecurity incidents, or other changes to the underlying blockchain network may occur from time to time, causing incompatibility, technical issues, disruptions, or security weaknesses to our systems. If we are unable to identify, troubleshoot and resolve any such issues successfully, we may no longer be able to support such digital currency asset, our customers’ assets may be frozen or lost, the security of our wallet may be compromised, and our systems and general technical infrastructure may be affected, all of which could adversely impact our business.

Due to unfamiliarity and negative publicity with digital currency companies, potential customers may lose confidence in our business model.

Digital currency asset products such as our wallet are relatively new. Many of the players in the digital currency industry are unlicensed, unregulated, operate without supervision by any governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. As a result, customers and the general public may lose confidence in digital currency asset related companies, including ours.

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Since the inception of the digital currency economy, numerous digital currency asset companies have been sued, investigated, or shut down due to fraud, manipulative practices, business failure, and security breaches. In many of these instances, investors or customers of these companies were not compensated or made whole for their losses. The failure of several prominent digital currency trading venues and lending platforms, such as FTX, Celsius Networks, Voyager, and Three Arrows Capital, in 2022 has also resulted in a loss of confidence in the broader digital currency economy, adverse reputational impact to digital currency related companies, increased negative publicity surrounding digital currency, heightened scrutiny by regulators and lawmakers, and a call for increased regulations of digital currency assets and digital currency asset businesses.

Negative perception, lack of standardized regulation, and the shutdown of digital currency related companies, as well as the corresponding losses suffered by investors, may reduce confidence in the digital currency industry and result in greater volatility of the prices of assets, including significant depreciation in value. Any of these events could have an adverse impact on our business.

There are many factors that may affect our operating results that are out of our control.

The following factors may affect our operating results, many of which are unpredictable and in certain instances are outside of our control, including:

●	our ability to attract, maintain, and grow our customer base and engage our customers;
●	changes in the legislative or regulatory environment, or actions by governments or regulators, including fines, orders, or consent decrees;
●	regulatory changes that impact our ability to offer certain products or services;
●	pricing for our products and services;
●	investments we make in the development of products and services as well as technology offered to our ecosystem partners, international expansion, and sales and marketing;
●	adding and removing of digital currency assets that can be stored in our wallet;
●	macroeconomic conditions;
●	adverse legal proceedings or regulatory enforcement actions, judgments, settlements, or other legal proceeding and enforcement-related costs;
●	the development and introduction of existing and new products and services by us or our competitors;
●	increases in operating expenses that we expect to incur to grow and expand our operations and to remain competitive;
●	system failure or outages, including with respect to our systems and third-party digital currency networks;
●	breaches of security or privacy;
●	inaccessibility of our wallet due to our or third-party actions;
●	our ability to attract and retain talent; and
●	our ability to compete with our competitors.

As a result of these factors, it is difficult for us to forecast growth trends accurately and our business and future prospects are difficult to evaluate, particularly in the short term. In view of the rapidly evolving nature of our business and the digital currency economy, period-to-period comparisons of our operating results may not be meaningful, and you should not rely upon them as an indication of future performance.

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The future development and growth of the digital currency ecosystem is subject to a variety of factors that are difficult to predict and evaluate. If the adoption of digital currency and other digital currencies does not grow as we expect, our business, operating results, and financial condition could be adversely affected.

Digital currency assets built on blockchain technology were only introduced in 2008 and remain in the early stages of development. In addition, different digital currency assets are designed for different purposes. Bitcoin, for instance, was designed to serve as a peer-to-peer electronic cash system, while Ethereum was designed to be a smart contract and decentralized application platform. Many other digital currency networks-ranging from cloud computing to tokenized securities networks-have only recently been established. The further growth and development of any digital currency assets and their underlying networks and other digital currency graphic and algorithmic protocols governing the creation, transfer, and usage of digital currency assets represent a new and evolving paradigm that is subject to a variety of factors that are difficult to evaluate, including:

●	Many digital currency networks have limited operating histories, have not been validated in production, and are still in the process of developing and making significant decisions that will affect the design, supply, issuance, functionality, and governance of their respective digital currency assets and underlying blockchain networks, any of which could adversely affect their respective digital currency assets.
●	Digital currency networks are constantly implementing software upgrades and other changes to their protocols, which could introduce bugs, security risks, or adversely affect the respective digital currency networks.
●	Several large networks, including Bitcoin and Ethereum, are developing new features to address fundamental speed, scalability, and energy usage issues. If these issues are not successfully addressed, or are unable to receive widespread adoption, it could adversely affect the underlying digital currency assets.
●	Security issues, bugs, and software errors have been identified with many digital currency assets and their underlying blockchain networks, some of which have been exploited by malicious actors. There are also inherent security weaknesses in some digital currency assets, such as when creators of certain digital currency networks use procedures that could allow hackers to counterfeit tokens. Any weaknesses identified with digital currency assets could adversely affect its price, security, liquidity, and adoption. If a malicious actor obtains a majority of the compute or staking power on a digital currency network, as has happened in the past, it may be able to manipulate transactions, which could cause financial losses to holders, damage the network’s reputation and security, and adversely affect its value.
●	If rewards and transaction fees for miners or validators on any particular digital currency network are not sufficiently high to attract and retain miners, a digital currency network’s security and speed may be adversely affected, increasing the likelihood of a malicious attack.
●	Many digital currency networks are in the early stages of developing partnerships and collaborations, all of which may not succeed and adversely affect the usability and adoption of the respective digital currency assets.

Various other technical issues have also been uncovered from time to time that resulted in disabled functionalities, exposure of certain users’ personal information, theft of users’ assets, and other negative consequences. If any such risks or other risks materialize, and in particular if they are not resolved, the development and growth of digital currency may be significantly affected and, as a result, our business, operating results, and financial condition could be adversely affected.

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The loss or destruction of private keys required to access any digital currency assets held in custody for our own account or for our customers may be irreversible. If we are unable to access our private keys or if we experience a hack or other data loss relating to our ability to access any digital currency assets, it could cause regulatory scrutiny, reputational harm, and other losses.

Digital currency assets are generally controllable only by the possessor of the unique private key relating to the digital wallet in which the digital currency assets are held. While blockchain protocols typically require public addresses to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital currency assets held in such a wallet. To the extent that any of the private keys relating to digital currency assets held for our own account or for our customers is lost, destroyed, or otherwise compromised or unavailable, and no backup of the private key is accessible, we will be unable to access the digital currency assets. Further, we cannot provide assurance that our wallet will not be hacked or compromised. Digital currency assets and blockchain technologies have been, and may in the future be, subject to security breaches, hacking, or other malicious activities. Any loss of private keys due to a hack, employee or service provider misconduct or error, or other compromise by third parties could hurt our brand and reputation, result in significant losses, and adversely impact our business.

Loss of a critical banking or insurance relationship could adversely impact our business, operating results, and financial condition.

We plan to rely on bank accounts to effectively operate our products and services. However, at this time, we have not secured any banking relationships. In particular, we anticipate that customer cash holdings in our wallet will be held with one or more of banking partners. Due to the nature of our industry, banking partners may likely view us as a higher risk customer for purposes of their anti-money laundering programs. We may face difficulty establishing banking relationships due to our banking partners’ policies. If we are not able to establish banking partners or if we do, then the loss of such banking partners or the imposition of operational restrictions by the banking partners may result in a disruption of business activity as well as regulatory risks. In addition, financial institutions in the United States and globally may, as a result of the myriad of regulations or the risks of digital currency assets generally, decide to not provide account, custody, or other financial services to us. We may also rely on insurance carriers to insure customer losses resulting from a breach of our physical security, cyber security, or by employee or service provider theft. Our ability to maintain insurance is subject to the insurance carriers’ ongoing underwriting criteria, consequently, our inability to obtain and maintain appropriate insurance coverage could cause a substantial business disruption, adverse reputational impact, inability to compete with our competitors, and regulatory scrutiny.

We are subject to an extensive and highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition.

Our business is subject to extensive, complicated, and rapidly evolving laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which we operate, including those governing financial services and banking, trust companies, securities, broker-dealers, commodities, credit, digital currency asset custody, exchange, and transfer, cross-border and domestic money and digital currency asset transmission, consumer and commercial lending, usury, foreign currency exchange, privacy, data governance, data protection, cybersecurity, fraud detection, payment services (including payment processing and settlement services), consumer protection, escheatment, antitrust and competition, bankruptcy, tax, anti-bribery, economic and trade sanctions, anti-money laundering, and counter-terrorist financing. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, digital currency assets, and related technologies. As a result, they do not contemplate or address unique issues associated with the digital currency ecosystem and are subject to significant uncertainty, and vary widely across U.S. federal, state, and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the digital currency economy requires us to exercise our judgment as to whether certain laws, rules, and regulations apply to us, and it is possible that regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules, and regulations, we could be subject to significant fines, revocation of licenses, limitations on our products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect our business, operating results, and financial condition.

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In addition to existing laws and regulations, various governmental and regulatory bodies, including legislative and executive bodies, in the United States and in other countries may adopt new laws and regulations, which may adversely impact the development of the digital currency marketplace as a whole and our legal and regulatory status in particular by changing how we operate our business, how our products and services are regulated, and what products or services we can offer. This may require changes to our compliance and risk mitigation measures, impose new licensing requirements, or impose a total ban on certain digital currency asset transactions. For example, under recommendations from the Financial Crimes Enforcement Network, or FinCEN, and the Financial Action Task Force, or FATF, the United States and several foreign jurisdictions are likely to impose the Funds Travel Rule and the Funds Transfer Rule (commonly referred to collectively as the Travel Rule) on financial service providers in the digital currency ecosystem. We may face substantial compliance costs to operationalize and comply with the Travel Rule and may be further subject to administrative sanctions for technical violations or customer attrition if the user experience suffers as a result.

We also plan for our wallet to provide access to and storage of fiat-backed stablecoins, which is highly uncertain and has drawn significant attention from legislative and regulatory bodies around the world. The issuance and resale of stablecoins typically involves a variety of banking, deposit, money transmission, prepaid access and stored value, anti-money laundering, commodities, securities, sanctions, and other laws and regulations in the United States and in other jurisdictions. While we plan to implement policies and procedures to help monitor for and ensure compliance with existing and new laws and regulations, there can be no assurance that we and our employees, contractors, and agents will not violate or otherwise fail to comply with such laws and regulations. To the extent that we or our employees, contractors, or agents are deemed or alleged to have violated or failed to comply with any laws or regulations, including related interpretations, orders, determinations, directives, or guidance, we or they could be subject to civil, criminal, and administrative fines, penalties, orders and actions.

Due to the nature of our business, we may be subject to examinations, oversight, and reviews by U.S. federal and state regulators, as well as international regulators. Result of findings from any regulatory audits may require us to take certain actions, including amending, updating, or revising our compliance measures, limiting the kinds of customers which we may provide services to, and changing, terminating, or delaying the introduction of new product and services. We may also receive examination reports citing violations of rules and regulations, inadequacies in existing compliance programs, and requiring us to enhance certain practices with respect to our compliance program, including due diligence, monitoring, training, reporting, and recordkeeping. Implementing appropriate measures to properly remediate these examination findings may require us to incur significant costs, and if we fail to properly remediate any of these examination findings, we could face civil litigation, significant fines, damage awards, forced removal of certain employees including members of our executive team, barring of certain employees from participating in our business in whole or in part, revocation of existing licenses, limitations on existing and new products and services, reputational harm, negative impact to our existing relationships with regulators, exposure to criminal liability, or other regulatory consequences.

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Cyberattacks and security breaches of our platform, or those impacting our customers or third parties, could adversely impact our brand and reputation and our business, operating results, and financial condition.

Our business anticipates that it will involve the collection, storage, processing, and transmission of confidential information, customer, employee, service provider, and other personal data, as well as information required to access customer assets. Our business is being built on the premise that our wallet offers customers a secure way to purchase, store, and transact in digital currency assets and fiat. As a result, any actual or perceived security breach of us or any third-party partners may:

●	harm our reputation and brand;
●	result in our systems or services being unavailable and interrupt our operations;
●	result in improper disclosure of data and violations of applicable privacy and other laws;
●	result in significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, and financial exposure;
●	cause us to incur significant remediation costs;
●	lead to theft or irretrievable loss of our or our customers’ fiat currencies or digital currency assets;
●	reduce customer confidence in, or decreased use of, our products and services;
●	divert the attention of management from the operation of our business;
●	result in significant compensation or contractual penalties from us to our customers or third parties as a result of losses to them or claims by them; and
●	adversely affect our business and operating results.

Further, any actual or perceived breach or cybersecurity attack directed at other digital or digital currency wallets, whether or not we are directly impacted, could lead to a general loss of customer confidence in the digital currency marketplace or in the use of technology to conduct financial transactions, which could negatively impact us, including the market perception of the effectiveness of our security measures and technology infrastructure.

Attacks upon systems across a variety of industries, including the digital currency industry, are increasing in their frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals. The techniques used to obtain unauthorized, improper, or illegal access to systems and information (including customers’ personal data and digital currency assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. Consequently, we may not be able to implement adequate preventative measures. These attacks may also occur on our systems or those of our third-party service providers or partners. Certain types of cyberattacks could harm us even if our systems are left undisturbed. For example, attacks may be designed to deceive employees and service providers into releasing control of our systems, while others may aim to introduce computer viruses or malware into our systems with a view to stealing confidential or proprietary data.

Although we plan to develop systems and processes to protect the data we manage, prevent data loss and other security breaches, there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks. We recognize the importance of securing our systems against cyberattacks and anticipate that we will invest significantly in cybersecurity, as such, our costs and the resources we devote to protecting against cyber threats and their consequences will likely increase over time.

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If we cannot keep pace with rapid industry changes to provide new and innovative products and services, our net revenue could decline, which could adversely impact our business, operating results, and financial condition.

Our industry has been characterized by many rapid, significant, and disruptive products and services, and we expect new services and technologies to continue to emerge and evolve, which may be superior to, or render obsolete, the products and services that we currently provide. We cannot predict the effects of new services and technologies on our business. However, our ability to grow our customer base and net revenue will depend heavily on our ability to innovate and create successful new products and services, both independently and in conjunction with third-party developers. In particular, developing and incorporating new products and services into our business may require substantial expenditures, take considerable time, and ultimately may not be successful. Any new products or services could fail to attract customers, generate revenue, or perform or integrate well with third-party applications and platforms. In addition, our ability to adapt and compete with new products and services may be inhibited by regulatory requirements and general uncertainty in the law, third-party intellectual property rights, or other factors. Moreover, we must continue to enhance our technical infrastructure to remain competitive and maintain a product that has the required functionality, performance, capacity, security, and speed to attract and retain customers. As a result, we expect to expend significant costs and expenses to develop and upgrade our technical infrastructure to meet the evolving needs of the industry. Our success will depend on our ability to develop and adapt to technological changes and evolving industry practices. If we are unable to do so in a timely or cost-effective manner, our business and our ability to successfully compete and attract new customers may be adversely affected.

Any failure of our safeguards will adversely affect our business.

We plan to develop administrative, technical, and physical safeguards designed to comply with applicable legal requirements and industry standards. However, it is nevertheless possible that hackers, employees or service providers acting contrary to our policies, or others could circumvent these safeguards to improperly access our systems, or the systems of our business partners, agents, or service providers, and improperly access, obtain, our digital currency assets and funds. The methods used to obtain unauthorized access, disable, or degrade service or sabotage systems are also constantly changing and evolving and may be difficult to anticipate or detect for long periods of time. Any loss of our or digital currency assets could result in a variety of issues, such as lapse in insurance coverage, which could cause a substantial business disruption, adverse reputational impact, inability to compete with our competitors, and regulatory investigations, inquiries, or actions. Additionally, transactions undertaken through our wallet may create risks of fraud, hacking, unauthorized access or acquisition, and other deceptive practices. Any security incident resulting in a compromise of our assets could result in substantial costs to us and require us to notify in some cases regulators, of a possible or actual incident, expose us to regulatory enforcement actions, including substantial fines, limit our ability to provide services, subject us to litigation, significant financial losses, damage our reputation, and adversely affect our business, operating results, financial condition, and cash flows.

Our focus on delivering high-quality, compliant, easy-to-use, and secure digital currency-related financial services may not maximize short-term or medium-term financial results.

We expect to take actions that we believe are in the best interests of our customers and the long-term interests of our business, even if those actions do not necessarily maximize short-term or medium-term results. These include expending significant managerial, technical, and legal efforts on complying with any laws that are applicable to our products and services and ensuring that our product is secure. We also aim to drive long-term engagement with our customers through innovation and developing new industry-leading products and technologies. These decisions may not be consistent with the short-term and medium-term expectations of our stockholders and may not produce the long-term benefits that we expect, which could have an adverse effect on our business, operating results, and financial condition.

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Our product may be exploited to facilitate illegal activity such as fraud, money laundering, gambling, tax evasion, and scams. If any of our customers use our wallet to further such illegal activities, our business could be adversely affected.

Although we plan to utilize Know Your Client (“KYC”) and biometric software as a requirement for downloading our wallet and participating in the Solum Global ecosystem, our product may be exploited to facilitate illegal activity including fraud, money laundering, gambling, tax evasion, and scams. We may be specifically targeted by individuals seeking to conduct fraudulent transfers, and it may be difficult or impossible for us to detect and avoid such transactions in certain circumstances. The use of our wallet for illegal or improper purposes could subject us to claims, individual and class action lawsuits, and government and regulatory investigations, prosecutions, enforcement actions, inquiries, or requests that could result in liability and reputational harm for us. Moreover, certain activities that may be legal in one jurisdiction may be illegal in another jurisdiction, and certain activities that are at one time legal may in the future be deemed illegal in the same jurisdiction. As a result, there is significant uncertainty and cost associated with detecting and monitoring transactions for compliance with laws. As our wallet is being designed to facilitate global transactions, where a customer is found responsible for intentionally or inadvertently violating the laws in any jurisdiction, we may be subject to governmental inquiries, enforcement actions, prosecuted, or otherwise held secondarily liable for aiding or facilitating such activities.

Digital currency assets are relatively new and, in many jurisdictions, may be lightly regulated or largely unregulated. Many types of digital currency assets have characteristics that make them susceptible to use in illegal activity, such as the speed with which transactions can be conducted, the ability to conduct transactions without the involvement of regulated intermediaries, the ability to engage in transactions across multiple jurisdictions, the irreversible nature of certain digital currency asset transactions, and encryption technology that anonymizes these transactions. U.S. federal and state and foreign regulatory authorities and law enforcement agencies, such as the Department of Justice, SEC, Commodity Futures Trading Commission, Federal Trade Commission, Internal Revenue Service, or IRS, and various state securities and financial regulators have taken and continue to take legal action against persons and entities alleged to be engaged in fraudulent schemes or other illicit activity involving digital currency assets. Our business is focused on facilitating transactions in digital currency assets, and this may cause us to be at increased risk of liability arising out of regulatory scrutiny for claims involving violations of anti-money laundering and economic sanctions laws and regulations.

We will depend on major mobile operating systems and third-party platforms for the distribution of certain products. If Google Play, the Apple App Store, or other platforms prevent customers from downloading our apps, our ability to grow may be adversely affected.

We plan to rely upon third-party platforms for the distribution of certain products and services. We plan for our wallet to be provided through both the Apple App Store and the Google Play Store and may also be accessible via mobile and traditional websites. The Google Play Store and Apple App Store are global application distribution platforms and may be the main distribution channels for our wallet. As such, the promotion, distribution, and operation of our wallet is subject to the respective platforms’ terms and policies for application developers, which are very broad and subject to frequent changes and re-interpretation. Further, these distribution platforms often contain restrictions related to digital currency assets that are uncertain, broadly construed, and can limit the nature and scope of services that can be offered. If our wallet is found to be in violation of any such terms and conditions, we may no longer be able to offer our wallet through such third-party platforms. There can be no guarantee that third-party platforms will support our wallet. Any changes, bugs, technical or regulatory issues with third-party platforms, our relationships with mobile manufacturers and carriers, or changes to their terms of service or policies could degrade our wallet’s functionalities, reduce our ability to distribute our wallet, give preferential treatment to competitive products, limit our ability to deliver high quality products, or impose fees or other charges, any of which could affect our wallet usage and harm our business.

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We plan to rely on third-party service providers for certain aspects of our operations, and any interruptions in services provided by these third parties may impair our ability to support our customers.

We plan to use third parties in connection with many aspects of our business, including payment processors, banks, and payment gateways to process transactions; Because we may rely on third parties to provide these services and to facilitate certain of our business activities, we face increased operational risks as we do not control the operation of any of these third parties. These third parties may be subject to financial, legal, regulatory, and labor issues, cybersecurity incidents, break-ins, computer viruses, denial-of-service attacks, sabotage, acts of vandalism, privacy breaches, service terminations, disruptions, interruptions, and other misconduct. They are also vulnerable to damage or interruption from human error, power loss, In addition, these third parties may breach their agreements with us, disagree with our interpretation of contract terms or applicable laws and regulations, refuse to continue or renew these agreements on commercially reasonable terms or at all, fail or refuse to process transactions or provide other services adequately, take actions that degrade the functionality of our services, impose additional costs or requirements on us or our customers, or give preferential treatment to competitors. There can be no assurance that third parties that provide services to us or to our customers on our behalf will continue to do so on acceptable terms, or at all. If any third parties do not adequately or appropriately provide their services or perform their responsibilities to us or our customers on our behalf, we may be unable to procure alternatives in a timely and efficient manner and on acceptable terms, or at all, and we may be subject to business disruptions, losses or costs to remediate any of the deficiencies, customer dissatisfaction, reputational damage, legal or regulatory proceedings, or other adverse consequences which could harm our business.

Because our long-term success depends, in part, on our ability to expand our product to customers outside the United States, our business is susceptible to risks associated with international operations.

We plan to enter into or increase our presence in markets around the world, and our ability to manage our business and conduct our operations internationally requires considerable management attention and resources and is subject to particular challenges of supporting a rapidly growing business in an environment of diverse cultures, languages, customs, tax laws, legal systems, alternate dispute systems and regulatory systems. As we expand our business and customer base outside the United States, we will be increasingly susceptible to risks associated with international operations. These risks and challenges include:

-	difficulty establishing and managing international operations and the increased operations, travel, infrastructure, including establishment of local customer service operations, and legal and regulatory compliance costs associated with different jurisdictions;
-	the need to vary pricing and margins to effectively compete in international markets;
-	the need to adapt and localize our products and services for specific countries, including offering services and support in local languages;
-	compliance with multiple, potentially conflicting and changing governmental laws and regulations across different jurisdictions;
-	compliance with U.S. and foreign laws designed to combat money laundering and the financing of terrorist activities, as well as economic and trade sanctions;
-	difficulties obtaining any required licensing from regulators in foreign jurisdictions;

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-	competition with companies that have greater experience in the local markets, pre-existing relationships with customers in these markets or are subject to less regulatory requirements in local jurisdictions;
-	varying levels of payments and blockchain technology adoption and infrastructure, and increased network, payment processing, banking, and other costs;
-	compliance with anti-bribery laws, including compliance with the Foreign Corrupt Practices Act, and other local anticorruption laws;
-	difficulties holding, repatriating, and transferring funds held in offshore bank accounts;
-	restrictions on transacting or dealing with digital currency assets;
-	potentially adverse tax developments and consequences;
-	antitrust and competition regulations; and
-	regional economic and political conditions.

We have limited experience with international regulatory environments and market practices and may not be able to penetrate or successfully operate in the markets we choose to enter. In addition, we may incur significant expenses as a result of our international expansion, and we may not be successful. We may face limited brand recognition in certain parts of the world that could lead to non-acceptance or delayed acceptance of our products and services by customers in new markets. We may also face challenges in complying with local laws and regulations. Our failure to successfully manage these risks could harm our international operations and have an adverse effect on our business, operating results, and financial condition.

Use of social media may adversely impact our reputation.

There has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that allow individuals access to a broad audience of consumers and other interested persons. Consumers value readily available information concerning retailers, manufacturers, and their goods and services and often act on such information without further investigation, authentication and without regard to its accuracy. The availability of information on social media platforms and devices is virtually immediate as is its impact. Social media platforms and devices immediately publish the content their subscribers and participants post, often without filters or checks on accuracy of the content posted. The opportunity for dissemination of information, including inaccurate information, is seemingly limitless and readily available. Information concerning our wallet may be posted on such platforms and devices at any time. Information posted may be adverse to our interests, may be inaccurate, and may harm our performance, prospects or business. The harm may be immediate without affording us an opportunity for redress or correction. Such platforms also could be used for the dissemination of trade secret information or otherwise compromise valuable Company assets, all of which could harm our business, prospects, financial condition, and results of operations.

Our business depends on effective marketing, including marketing via email and social networking messaging, and we intend to increase our spending on marketing and branding, which may adversely affect our financial results.

We may depend on effective marketing to attract customers and merchants. We may also depend on email and social networking messaging to promote our site and offerings and to generate a substantial portion of our revenues. If we are unable to develop, implement and maintain effective and efficient cost-effective advertising and marketing programs, it would have a material adverse effect on our financial results and business. Further, as part of our growth strategies, we intend to increase our spending on marketing and branding initiatives significantly, which may adversely affect our financial results. There is no assurance that any increase in our marketing or branding expenditures will result in increased market shares or will ultimately have a positive effect on our financial results.

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If we are unable to attract new customers and expand our products and services offerings, our revenue growth and profitability will be harmed.

Our success depends on our ability to acquire new customers and identify areas of higher growth, and to do so in a cost-effective manner. We plan to make significant investments related to customer acquisition and retention, expect to continue to spend significant amounts on these efforts in future periods, and cannot guarantee that the revenue from these customers will ultimately exceed the costs of these investments.

Additionally, if we fail to deliver a quality user experience, or if customers do not perceive the products and services we offer to be of high value and quality, we may be unable to acquire or retain customers. Additionally, if we are unable to acquire or retain customers to a level where our revenues will exceed our losses from the user side, we may be unable to achieve our operational objectives.

RISKS RELATED TO OUR BUSINESS OPERATIONS

We are in the early stage of our development.

Our operations are subject to all the risks inherent in a growing business enterprise, including the likelihood of operating losses. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the growth of an early-stage business involving new and rapidly changing technologies. If we fail to meet any of these challenges, our business will suffer. To achieve and sustain profitability, we must generate and sustain increased revenues and control future expense levels. In a rapidly evolving environment in which business strategy may change dramatically and quickly, we may fail to adequately adapt to changing business environments or we might choose a strategy which is not ultimately successful, and which differs from the strategies and tactics discussed in this Offering Statement. Any such failure could have a negative impact on our business.

If we fail to manage our growth effectively, our business, financial condition, results of operations and prospects could be materially and adversely affected.

As of the date of this Offering Statement, we have five full-time employees, along with a number of independent contractors and subsidiary employees. As our growth plans proceed and development and commercialization plans and strategies develop, we expect to need additional development, managerial, operational, sales, marketing, financial, accounting, legal, and other resources.

The potentially rapid growth we may experience in our business, both organically and inorganically, may place significant demands on our operational infrastructure. As usage of our products and services grows, we will need to devote additional resources to improving and maintaining our infrastructure. In addition, we will need to appropriately scale our internal business systems and our services organization to serve our growing customer base. Any failure of or delay in these efforts could lead to impaired system performance and reduced customer satisfaction, resulting in decreased customers, lower dollar-based net retention rates, which would hurt our revenue growth and our reputation. Even if we are successful in our expansion efforts, they will be expensive and complex, and require the dedication of significant management time and attention. We could also face inefficiencies or service disruptions as a result of our efforts to scale our internal infrastructure. We cannot be sure that the expansion of and improvements to our internal infrastructure will be effectively implemented on a timely basis, if at all, and such failures could harm our business, financial condition, and results of operations.

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We expect our operating expenses to increase significantly in the foreseeable future and may not be able to achieve profitability or achieve positive cash flow from operations on a consistent basis, which may cause our business, operating results, and financial condition to be adversely impacted.

We anticipate that our operating expenses will increase substantially in the foreseeable future as we continue to hire additional employees, expand marketing efforts, develop additional products and services, and expand our business internationally. Moreover, we expect to incur significant legal, accounting, and other expenses, including substantially higher costs to obtain and maintain director and officer liability insurance. This may prove more expensive than we currently anticipate, and we may not succeed in increasing our net revenue sufficiently to offset these higher expenses. Our revenue growth may slow, or our net revenue may decline for a number of other reasons, including reduced use of our wallet for transactions, increased competition, a decrease in the growth or size of the digital currency marketplace, or any failure to capitalize on growth opportunities. Any failure to increase our revenue could prevent us from achieving profitability. We cannot be certain that we will be able to achieve profitability or achieve positive operating cash flow on any quarterly or annual basis. If we are unable to effectively manage these risks and difficulties as we encounter them, our business, operating results, and financial condition may suffer.

We will need to raise additional capital to meet our long-term business requirements. Any such capital raising may be costly or difficult to obtain and would likely dilute current stockholders’ ownership interests. If we are unable to secure additional financing in the future, we will not be able to continue as a going concern.

We will need additional capital, which may not be available on reasonable terms or at all. The raising of additional capital will dilute current stockholders’ ownership interests. We may need to raise additional funds through public or private debt or equity financings to meet various objectives including, but not limited to:

●	maintaining enough working capital to run our business;
●	pursuing growth opportunities, including more rapid expansion;
●	acquiring complementary businesses and technologies;
●	making capital improvements to improve our infrastructure;
●	responding to competitive pressures;
●	complying with regulatory requirements for advertising or taxation; and
●	maintaining compliance with applicable laws.

Any additional capital raised through the sale of equity or equity-linked securities may dilute current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of those securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect that is different from or in addition to that reflected in the capitalization described in this report.

Further, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

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We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Access to financing sources may not be available on favorable terms, or at all, especially in light of current market conditions, which could adversely affect our ability to maximize our returns.

In the event we need to seek third-party sources of financing, we will depend, in part, on:

●	general market conditions;

●	the market’s perception of our growth potential;

●	our current and expected future earnings; and

●	our cash flow

Recently, domestic financial markets have experienced unusual volatility, uncertainty, and a tightening of liquidity in both the investment grade debt and equity capital markets. Credit spreads for major sources of capital widened significantly during the U.S. credit crisis as investors demanded a higher risk premium. Given the current volatility and weakness in the capital and credit markets, potential lenders may be unwilling or unable to provide us with financing that is attractive to us or may charge us prohibitively high fees in order to obtain financing. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure additional financing on reasonable terms, if at all.

Depending on market conditions at the relevant time, we may have to rely more heavily on additional equity financings or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, and other purposes. We may not have access to such equity or debt capital on favorable terms at the desired times, or at all.

Disputes with our customers could adversely impact our brand and reputation and our business, operating results, and financial condition.

Given the nature of digital currency wallet services which involves highly valuable and technically complex transactions, we may be subject to claims and disputes with our customers with respect to our products and services, such as regarding the fraudulent or unauthorized transactions, account takeovers, deposits and withdrawals of digital currency assets, failures or malfunctions of our systems and services, or other issues relating to our products services. Additionally, the ingenuity of criminal fraudsters, combined with many consumers’ susceptibility to fraud, may cause our customers to be subject to ongoing account takeovers and identity fraud issues. While we plan to take measures to detect and reduce the risk of fraud, there is no guarantee that these measures will be successful and, in any case, may require continuous improvement and optimization to be effective. There can be no guarantee that we will be successful in detecting and resolving these disputes or defending ourselves in any of these matters, and any failure may result in impaired relationships with our customers, damage to our brand and reputation, and substantial fines and damages. We could incur significant costs in compensating our customers, such as if a transaction was unauthorized, erroneous, or fraudulent. We could also incur significant legal expenses resolving and defending claims, even those without merit. To the extent we are found to have failed to fulfill any regulatory obligations, it could result in the loss of authorizations or licenses, or we may become subject to conditions that could make operations more costly, impair our ability to grow, and adversely impact our operating results.

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If we fail to develop, maintain, and enhance our brand and reputation, our business, operating results, and financial condition may be adversely affected.

Maintaining, protecting, and enhancing our brand depends largely on the success of our marketing efforts, ability to provide a consistent, high-quality, and secure product, and our ability to successfully secure, maintain, and defend our intellectual property rights. We believe that the importance of our brand will increase as competition further intensifies. Our brand and reputation could be harmed if we fail to achieve these objectives or if our public image were to be tarnished by negative publicity, unexpected events, or actions by third parties. Unfavorable publicity about us, including our products, services, technology, customer service, personnel, and the digital currency industry generally could diminish confidence in, and the use of, our wallet. In addition, actions by, or unfavorable publicity about, our key officers, may adversely impact our brand and reputation. Such negative publicity also could have an adverse effect on the size and engagement of our customers and could result in decreased revenue, which could have an adverse effect on our business, operating results, and financial condition.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could adversely impact our business, operating results, and financial condition.

We operate in a relatively new industry that is not widely understood and requires highly skilled and technical personnel. We believe that our future success is highly dependent on the talents and contributions of our senior management team, including Kirk St Johns, our Chief Executive Officer, members of our executive team, and other key employees. Our future success depends on our ability to attract, develop, motivate, and retain highly qualified and skilled employees. Due to the nascent nature of the digital currency economy, the pool of qualified talent is extremely limited, particularly with respect to executive talent, engineering, risk management, and financial regulatory expertise. We face intense competition for qualified individuals from numerous software and other technology companies. To attract and retain key personnel, we may incur significant costs, including salaries and benefits and equity incentives. Even so, these measures may not be enough to attract and retain the personnel we require to operate our business effectively. The loss of even a few qualified employees, or an inability to attract, retain and motivate additional highly skilled employees required for the planned expansion of our business could adversely impact our operating results and impair our ability to grow.

Our officers, directors, and employees may encounter potential conflicts of interests with respect to their positions or interests in certain digital currency assets, entities, and other initiatives, which could adversely affect our business and reputation.

We may engage in a wide variety of transactions and maintain relationships with a significant number of digital currency projects, their developers, members of their ecosystem, and investors. These transactions and relationships could create potential conflicts of interests in management decisions. For instance, certain of our officers, directors, and employees may be active investors in digital currency projects themselves, and may make investment decisions that favor projects that they have personally invested in. Similarly, certain of our directors, officers, and employees may hold digital currency assets that we are considering for listing on our wallet, and may be more supportive of such listing notwithstanding legal, regulatory, and other issues associated with such digital currency assets. While we plan to establish policies and procedures to limit and mitigate such risks, there is no assurance that such policies and procedures will be effective, or that we will be able to manage such conflicts of interests adequately. If we fail to manage these conflicts of interests, our business may be harmed and the brand, reputation and our credibility may be adversely affected.

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We have an evolving business model with still untested growth initiatives.

We have an evolving business model and intend to implement new strategies to grow our business in the future. There can be no assurance that we will be successful in developing new product categories or in entering new specialty markets or in implementing any other growth strategies. Similarly, there can be no assurance that we already have or will be able to obtain or retain any employees, consultants or other resources with any specialized skills or relationships to successfully implement our strategies in the future.

Our expansion into new products, services, technologies, and geographic regions subjects us to additional risks.

We may have limited or no experience in our newer markets, and our customers may not adopt our product or service offerings. These offerings, which can present new and difficult technology challenges, may subject us to claims if customers of these offerings experience service disruptions or failures or other quality issues. In addition, profitability, if any, in our newer activities may not meet our expectations, and we may not be successful enough in these newer activities to recoup our investments in them. Failure to realize the benefits of amounts we invest in new technologies, products, or services could result in the value of those investments being written down or written off.

We may not be able to compete successfully against existing or future competitors including larger, well-established and well-financed companies.

Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. In addition, some of our competitors may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing and devote substantially more resources to systems development than we do. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. We cannot provide assurance that we will be able to compete successfully against existing or future competitors.

In the event of employee or service provider misconduct or error, our business may be adversely impacted.

Employee or service provider misconduct or error could subject us to legal liability, financial losses, and regulatory sanctions and could seriously harm our reputation and negatively affect our business. Such misconduct could include engaging in improper or unauthorized transactions or activities, misappropriation of customer funds, misappropriation of information, failing to supervise other employees or service providers, and improperly using confidential information. Employee or service provider errors, including mistakes in executing, recording, or processing transactions for customers, could expose us to the risk of material losses even if the errors are detected. Although we plan to implement processes and procedures and provide training to our employees and service providers to reduce the likelihood of misconduct and error, these efforts may not be successful. It is not always possible to deter misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases. Our employees, contractors, and agents could also commit errors that subject us to financial claims for negligence, as well as regulatory actions.

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RISKS RELATED TO INTELLECTUAL PROPERTY AND PRIVACY MATTERS

We may be subject to risks related to the protection and enforcement of our intellectual property rights, and third parties may enforce their intellectual property rights against us.

We believe that the ownership and protection of our intellectual property rights is a significant aspect of our future success. We may rely on patent applications, trade secrets, trademarks, service marks technical know-how and other proprietary information (collectively, “Intellectual Property”) to maintain our competitive position. We may try to protect our Intellectual Property by seeking registered protection where possible, developing and implementing standard operating procedures to protect Intellectual Property and entering into agreements with parties that have access to our Intellectual Property, such as our employees and consultants, to protect confidentiality and ownership.

It is possible that we may fail to identify Intellectual Property, fail to protect or enforce our Intellectual Property, inadvertently disclose such Intellectual Property, or fail to register rights in relation to such Intellectual Property.

In relation to our agreements with parties that have access to our Intellectual Property, any of these parties may breach those agreements, and we may not have adequate remedies for any specific breach. In relation to our security measures, such security measures may be breached, and we may not have adequate remedies for any such breach. In addition, certain of our Intellectual Property, which has not yet been applied for or registered, may otherwise become known to or be independently developed by competitors or may already be the subject of applications for intellectual property registrations filed by our competitors, which could have a material adverse effect on our business, financial condition and results of operations.

We cannot provide any assurance that our Intellectual Property will not be disclosed in violation of agreements or that competitors will not otherwise gain access to our Intellectual Property or independently develop and file applications for intellectual property rights that adversely affect our Intellectual Property rights. Unauthorized parties may attempt to copy, reverse engineer, or otherwise obtain and use our Intellectual Property. Identifying and policing the unauthorized use of our current or future Intellectual Property rights could be difficult, expensive, time-consuming and unpredictable, as may be enforcing these rights against unauthorized use by others. We may be unable to effectively monitor and evaluate the products being distributed by our competitors and the processes used to produce such products. Additionally, if the steps taken to identify and protect our Intellectual Property rights are deemed inadequate, we may have insufficient recourse against third parties for enforcement of our Intellectual Property rights.

In any infringement proceeding, some or all of our Intellectual Property rights or arrangements or agreements seeking to protect the same for our benefit may be found invalid, unenforceable, or anti-competitive. An adverse result in any litigation or defense proceedings could put one or more of our Intellectual Property rights at risk of being invalidated or interpreted narrowly and could put existing intellectual property applications at risk of not being issued. Any or all of these events could have a material adverse effect on our business, financial condition and results of operations.

Additionally, other parties may claim that our products or services infringe on their proprietary rights or other intellectual property rights. Parties making claims against us may obtain injunctive or other equitable relief, which may have an adverse impact on our business. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, legal fees, result in injunctions, temporary restraining orders and/or require the payment of damages. In addition, we may need to obtain licenses from third parties who allege that we have infringed on their lawful rights. However, such licenses may not be available on terms acceptable to us, if at all. In addition, we may not be able to obtain licenses on terms that are favorable to us, or at all, or other rights with respect to intellectual property that we do not own.

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Any failure to protect our future Intellectual Property rights could impair our ability to protect our technology and our brand.

We may rely upon a combination of trademark and trade secret laws, as well as license and other contractual provisions, to protect our Intellectual Property and other proprietary rights. These laws, procedures and restrictions provide only limited protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated. To the extent that our intellectual property and other proprietary rights are not adequately protected, third parties may gain access to our proprietary information, develop and market solutions similar to ours or use trademarks similar to ours, each of which could materially harm our business. The failure to adequately protect our Intellectual Property and other proprietary rights could have a material adverse effect on our business, financial condition and results of operations.

We may be sued by third parties for alleged infringement of their proprietary rights.

We cannot guarantee that our internally developed or acquired technologies do not or will not infringe the intellectual property rights of others. From time to time, third parties may claim that we have infringed, are infringing upon, or misappropriating their intellectual property rights, and we may be found to be infringing upon such rights. Any claims or litigation could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages or ongoing royalty payments, prevent us from offering our product or using certain technologies, force us to implement expensive work-arounds, or impose other unfavorable terms. We expect that the occurrence of infringement claims is likely to grow as the digital currency assets market grows and matures. Accordingly, our exposure to damages resulting from infringement claims could increase and this could further exhaust our financial and management resources. Further, during the course of any litigation, we may make announcements regarding the results of hearings and motions, and other interim developments. Even if intellectual property claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and require significant expenditures. Any of the foregoing could prevent us from competing effectively and could have an adverse effect on our business, operating results, and financial condition.

Our wallet may contain open-source software components, and failure to comply with the terms of the underlying open-source software licenses could harm our business.

Use and distribution of open-source software may entail greater risks than use of third-party commercial software, as open-source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code. In addition, the public availability of such software may make it easier for others to compromise our wallet. Some open-source licenses may contain requirements that we make available source code for modifications or derivative works we create based upon the type of open-source software we use, or grant other licenses to our Intellectual Property. If we combine our proprietary software with open-source software in a certain manner, we could, under certain open-source licenses, be required to release the source code of our proprietary software to the public. This may allow our competitors to create similar products with lower development effort and time, and this could ultimately result in a loss of our competitive advantages.

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We obtain and process a large amount of sensitive customer data. Any real or perceived improper use of, disclosure of, or access to such data could harm our reputation, as well as have an adverse effect on our business.

We obtain and process large amounts of sensitive data, including personal data related to our customers and their transactions, such as their names, addresses, social security numbers, copies of government-issued identification, facial recognition data (from scanning of photographs for identity verification), tax identification, and bank account information. We face risks, including to our reputation, in the handling and protection of this data, and these risks will increase as our business expands, including through our acquisition of, and investment in, other companies and technologies. Federal, state, and international laws and regulations governing privacy and data protection require us to safeguard our customers’, employees’, and service providers’ personal data.

We expect to have administrative and technical security measures in place and maintain a robust information security program. However, our security measures may be inadequate or breached as a result of third-party action, employee or service provider error, malfeasance, malware, phishing, hacking attacks, system error, trickery, advances in computer capabilities, inadequate facility security or otherwise, and, as a result, someone may be able to obtain unauthorized access to sensitive information, including personal data, on our systems. We could be the target of a cybersecurity incident, which could result in harm to our reputation and financial losses. Additionally, our customers have been and could be targeted in cybersecurity incidents like an account takeover, which could result in harm to our reputation and financial losses. Additionally, privacy and data protection laws are evolving, and these laws may be interpreted and applied in a manner that is inconsistent with our data handling safeguards and practices that could result in fines, lawsuits, and other penalties, and significant changes to our business practices, products, and services.

Our future success depends on the reliability and security of our wallet. To the extent that our security measures prove to be insufficient or inadequate, we may become subject to litigation, breach notification obligations, or regulatory or administrative sanctions, which could result in significant fines, penalties, damages, harm to our reputation, or loss of customers. If our own confidential business information or sensitive customer information were improperly disclosed, our business could be adversely affected. Additionally, a party who circumvents our security measures could, among other effects, appropriate customer information or other proprietary data, cause interruptions in our operations, or expose customers to hacks, viruses, and other disruptions.

Depending on the nature of the information compromised, in the event of a data breach or other unauthorized access to our customer data, we may also have obligations to notify customers and regulators about the incident, and we may need to provide some form of remedy, such as a subscription to credit monitoring services, pay significant fines to one or more regulators, or pay compensation in connection with a class-action settlement (including under the private right of action under the California Consumer Privacy Act of 2018 (the “CCPA”), which is expected to increase security breach litigation). Such breach notification laws continue to evolve and may be inconsistent from one jurisdiction to another. Any failure or perceived failure by us to comply with these laws may also subject us to enforcement action or litigation, any of which could harm our business. Additionally, the financial exposure from a cyber breach or cyber-attack could either not be insured against or not be fully covered through any insurance that we may maintain, and there can be no assurance that the limitations of liability in any of our contracts would be enforceable or adequate or would otherwise protect us from liabilities or damages. Any of the foregoing could have an adverse effect on our business, reputation, operating results, and financial condition.

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Furthermore, we may be required to disclose personal data pursuant to demands from individuals, regulators, government agencies, and law enforcement agencies in various jurisdictions with conflicting privacy and security laws, which could result in a breach of privacy and data protection policies, notices, laws, rules, court orders, and regulations. Additionally, changes in the laws and regulations that govern our collection, use, and disclosure of customer data could impose additional requirements with respect to the retention and security of customer data, could limit our marketing activities, and have an adverse effect on our business, operating results, and financial condition.

We are subject to laws, regulations, and industry requirements related to data privacy, data protection and information security, and such laws, regulations, and industry requirements are constantly evolving and changing. Any actual or perceived failure to comply with such laws, regulations, and industry requirements, or our privacy policies, could harm our business.

Various local, state, federal, and international laws, directives, and regulations apply to our collection, use, retention, protection, disclosure, transfer, and processing of personal data. These data protection and privacy laws and regulations are subject to uncertainty and continue to evolve in ways that could adversely impact our business.

For example, The California Consumer Privacy Act of 2018 (“CCPA”) imposes significant data privacy and potential statutory damages related to data protection for the data of California residents. The effects of this legislation potentially are far-reaching and may require us to modify our data processing practices and policies and to incur significant costs and expenses in an effort to comply. Further, on November 3, 2020, the California Privacy Rights Act (the “CPRA”) was voted into law by California residents. The CPRA, which went into effect on January 1, 2023 and became enforceable on July 1, 2023, significantly amends the CCPA and imposes additional data protection obligations on companies doing business in California, including additional consumer rights processes and opt outs for certain uses of personal and sensitive data. It also creates a new California data protection agency specifically tasked to enforce the law, which will likely result in increased regulatory scrutiny of California businesses in the areas of data protection and security. The CCPA has encouraged similar data privacy laws to be considered and enacted in other states across the United States. For example, in March 2021, the Governor of Virginia signed into law the Virginia Consumer Data Protection Act (the “VCDPA”), which took effect on January 1, 2023. The VCDPA creates consumer rights, similar to the CCPA, and imposes corresponding obligations on covered companies, relating to the access to, deletion of, and disclosures of personal data collected by covered businesses about Virginia residents. The VCDPA provides for civil penalties for violations that are enforceable by the Virginia Attorney General. Further, Colorado, Utah, Connecticut, Iowa, and Indiana, Montana, Tennessee, Florida and Texas have enacted the Colorado Privacy Act, the Utah Consumer Privacy Act, the Connecticut Data Privacy Act, Iowa Consumer Data Protection Act, and the Indiana Consumer Data Protection Act, the Montana Consumer Data Privacy Act, the Tennessee Information Protection Act, the Florida Digital Bill of Rights, and the Texas Data Privacy and Security Act respectively; these laws may impose obligations similar to or more stringent than those we may face under other data protection laws. More generally, these laws mark the beginning of a trend toward more stringent data privacy legislation in the United States, which could also increase our potential liability and adversely affect our business. Recent, new, and proposed state and federal legislation relating to data privacy may add additional complexity, variation in requirements, restrictions and potential legal risk, require additional compliance programs, could impact strategies and availability of previously useful information, and could result in increased compliance costs and/or changes in business practices and policies.

In Europe, the General Data Protection Regulation 2016/679 and applicable national supplementing laws (“EU GDPR”) and in the United Kingdom, the United Kingdom data protection regime consisting primarily of the U.K. General Data Protection Regulation and Data Protection Act of 2018 (“UK GDPR”, and together with the EU GDPR, the “GDPR”) exist to protect personal data. The GDPR creates requirements for in-scope businesses regarding personal data, broadly defined as information relating to an identifiable person.

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Non-compliance carries potential significant monetary penalties of up to the higher of 4% of a company’s worldwide annual turnover or €20 million/£17.5 million under the EU GDPR and UK GDPR, respectively. They may also order companies to cease/change its processing of personal data, as well as civil claims (including class actions), enforcement notices, assessment notices (for a compulsory audit) and reputational damage.

Under the GDPR, and other privacy regimes globally, we may be subject to rules regarding cross- border transfers of personal data. Recent legal developments in Europe have created complexity and uncertainty regarding transfers of personal data from the European Economic Area (“EEA”) and United Kingdom to the U.S. and other jurisdictions. For example, on July 16, 2020, the Court of Justice of the European Union invalidated the EU-US Privacy Shield Framework, under which personal data could be transferred from the EEA to relevant self-certified U.S. entities, and further noted that reliance on the Standard Contractual Clauses alone (a standard, non-negotiable form of contract approved by the European Commission as an adequate personal data transfer mechanism, and a potential alternative to the Privacy Shield Framework) may not necessarily be sufficient in all circumstances. Subsequent European court and regulatory decisions have taken a restrictive approach to international data transfers.

As supervisory authorities within the EEA issue further guidance on international data transfers under the GDPR, and as enforcement actions continue, we could suffer additional costs, complaints and/or regulatory investigations or fines, and/or it could affect our operations and the manner in which we provide our services (e.g. we may have to stop using certain tools and vendors and make other operations changes). There can be no assurances that we will be successful in our efforts to comply with the GDPR or other privacy and data protection laws and regulations, or that violations will not occur, particularly given the complexity of both these laws and our business, as well as the uncertainties that accompany new laws.

Any failure to comply with data protection laws and/or regulations that results in a data security breach could require notifications to data subjects and/or owners under federal, state and/or international data breach notification laws and regulations. The effects of any applicable U.S. state, U.S. federal and international laws and regulations that are currently in effect or that may go into effect in the future, are significant and may require us to modify our data processing practices and policies and to incur substantial costs and potential liability in an effort to comply with such laws and regulations. Responding to allegations of non-compliance, whether or not true, could be costly, time consuming, distracting to management, and cause reputational harm. In addition to government regulation, privacy advocates and industry groups may propose new and different self-regulatory standards. Because the interpretation and application of privacy and data protection laws are still uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with one another or inconsistent with our existing data management practices or the features of our products and services. Any actual or perceived failure to comply with these and other data protection and privacy laws and regulations could result in regulatory scrutiny and increased exposure to the risks of litigation or the imposition of consent orders, resolution agreements, requirements to take particular actions with respect to training, policies or other activities, and civil and criminal penalties, including fines, which could harm our business. In addition, we could be required to fundamentally change our business activities and practices or modify our products and services, which could harm our business. Any of the foregoing could result in additional cost and liability to us, damage our reputation, and harm our business.

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RISKS RELATED TO THIS OFFERING AND OWNERSHIP OF OUR COMMON STOCK

This is a highly speculative investment.

There is no guaranteed return on this investment. Our business is speculative and there is no assurance that we will satisfy any of our business goals. Because an investment in our Shares involves a high degree of risk, no assurance can be given that you will realize any return on your investment, or that you will not lose your entire investment altogether.

We have substantial discretion in our use of the net proceeds from this Offering and our use of these proceeds may not result in favorable outcomes.

We intend to use the net proceeds of this Offering as set forth in this Offering Statement. We may choose, however, to use the net proceeds for different purposes and our management has the option to allocate resources as they determine necessary from time to time. Accordingly, investors will be relying completely on the judgment of management with regard to the use of the net proceeds from this Offering and the results of their allocation of these proceeds may be unfavorable or for purposes with which investors differ. Moreover, the failure of management to apply the funds from this Offering effectively could result in financial losses that could have a material adverse effect on our business.

We have discretionary authority over the use of proceeds.

We plan to use the net proceeds from this Offering for the purposes set forth under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which we deem to be in our best interests in order to address changed circumstances or opportunities. As a result of the foregoing, we will have discretion with respect to the use of the proceeds of this or any offering and may apply the proceeds in ways with which you do not agree. Investors must depend upon our management’s judgment as to the use of proceeds. If we fail to apply these funds effectively, our business, results of operations, and financial condition may be materially and adversely affected. Investors will not participate in these decisions and must evaluate the consequent risk.

Early investors bear greater risk in this Offering, and we may not be able to obtain additional financing.

There is no guarantee that we will raise sufficient funds to fully execute our business plan described in this Offering Statement. Even if we do sell the Maximum Offering, we anticipate that we will be required to raise additional funds to continue or grow our business. We may not be able to obtain additional financing as needed on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could materially harm our business, financial condition, and results of operations. If we need additional funds, we may seek to obtain them primarily through equity or debt financings. Those additional financings could result in dilution to our shareholders. A failure to raise sufficient funds in this Offering increases the chance that our business plan will not be successfully executed and that early investors might lose their entire investment.

We have arbitrarily determined the Offering price of our common stock.

The purchase price for the common stock does not bear any relationship to assets, book value, earnings, or other established criteria of value. Among factors considered in determining the purchase price are (i) the prevailing market conditions, including the history and prospects for the industry in which we intend to compete; (ii) our future prospects; and (iii) our capital structure. Therefore, the Offering price of the common stock does not necessarily bear any relationship to established valuation criteria.

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The majority of our currently outstanding common stock is controlled by our Chief Executive Officer and Vice President

As of the date of this Offering Statement, we have 54,946,002 shares of Common Stock outstanding of which an aggregate of 51,266,666 are beneficially owned by Kirk St. Johns, our Chief Executive Officer, and Sterling Griffin, our Vice President (together our “Top Management”). Consequently, our Top Management has approximately 93.4% of the outstanding voting shares and can control us, including our dividend, acquisition, and financing policies as well as other major decisions, by voting their shares of Common Stock, electing our directors, and exercising their powers as officers and shareholders of us.

We use estimates, opinions, and assumptions that may be speculative.

No representation or warranty can be given that the estimates, opinions, or assumptions made herein will prove to be accurate. Any such estimates, opinions, or assumptions should be considered speculative and are qualified in their entirety by the information and risks disclosed in this Offering Statement. The assumptions and facts upon which any estimates or opinions herein are based are subject to variations that may arise as future events occur. There is no assurance that actual events will correspond with the assumptions. Potential investors are advised to consult with their tax and business advisors concerning the validity and reasonableness of the factual, accounting, and tax assumptions. Neither our officers and directors nor any other person or entity makes any representation or warranty as to our potential future profitability.

There is no market for our Shares.

There is currently no market for our Shares and investors who purchase our common stock may not be able to easily liquidate their shares even in an emergency.

We currently do not intend to pay dividends on our common stock.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, to finance the development and expansion of our business. The determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, and such other factors as our board of directors deems relevant in its discretion. Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them, or at all for an indefinite period of time, except as permitted under the Securities Act and the applicable securities laws of any other jurisdiction.

Our investment of the proceeds from this Offering may not yield a favorable return.

There can be no assurance that management’s use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for us. The failure of our management to apply these funds effectively could result in unfavorable returns. Investors are urged to consult with their attorneys, accountants, and personal investment advisors prior to making any decision to invest in us.

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RISKS RELATED TO GENERAL ECONOMIC AND OTHER FACTORS

Adverse economic conditions may adversely affect our business.

Our performance is subject to general economic conditions, and their impact on the digital currency asset markets and our customers. The United States and other key international economies have experienced cyclical downturns from time to time in which economic activity declined resulting in lower consumption rates, restricted credit, reduced profitability, weaknesses in financial markets, bankruptcies, and overall uncertainty with respect to the economy. Adverse general economic conditions have impacted the digital currency economy, although the extent of which remains uncertain and dependent on a variety of factors, including market adoption of digital currency assets, global trends in the digital currency economy, central bank monetary policies, instability in the global banking system and other events beyond our control. Geopolitical developments, such as trade wars and foreign exchange limitations can also increase the severity and levels of unpredictability globally and increase the volatility of global financial and digital currency asset markets. To the extent general economic conditions and digital currency assets markets materially deteriorate or the value of digital currency assets decline for a prolonged period, our ability to generate revenue and to attract and retain customers could suffer and our business, operating results and financial condition could be adversely affected. Moreover, even if general economic conditions improve, there is no guarantee that the digital currency economy will similarly improve.

Changes in tax laws, as well as the application of such laws, could adversely impact our financial position and operating results.

Various levels of government are increasingly focused on tax reform and other legislative actions to increase tax revenue. Such proposed changes, as well as regulations and legal decisions interpreting and applying these changes, may have significant impacts on our effective tax rate, cash tax expense, and net deferred tax attributes.

In addition, the IRS has yet to issue guidance on a number of important issues regarding the tax treatment of digital currencies and certain related digital currency assets from which we derive our income. In the absence of such guidance, we will take positions with respect to any such unsettled issues. There is no assurance that the IRS or a court will agree with the positions taken by us, in which case tax penalties and interest may be imposed that could adversely affect our business, cash flows or financial performance.

We may also be subject to non-income taxes, such as payroll, sales, use, value-added, digital services, net worth, property, and goods and services taxes in the United States and various foreign jurisdictions. Specifically, we may be subject to new allocations of tax as a result of increasing efforts by certain jurisdictions to tax activities that may not have been subject to tax under existing tax principles. Companies such as ours may be adversely impacted by such taxes. Tax authorities may disagree with certain positions we have taken. As a result, we may have exposure to additional tax liabilities that could have an adverse effect on our operating results and financial condition.

As a result of these and other factors, the ultimate amount of tax obligations owed may differ from the amounts recorded in our future financial statements and any such difference may harm our operating results in future periods in which we change our estimates of our tax obligations or in which the ultimate tax outcome is determined.

Changes in accounting rules and regulations could adversely affect our financial results.

Accounting rules and regulations are subject to review and interpretation by the Financial Accounting Standards Board (the “FASB”), the SEC and various other governing bodies. A change in U.S. generally accepted accounting principles (GAAP) could have a significant effect on our financial results. Additionally, the adoption of new or revised accounting principles could require that we make significant changes to our systems, processes, and controls. We cannot predict the effect of future changes to accounting principles, which could have a significant effect on our reported financial results and/or our results of operations, cash flows and liquidity.

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DESCRIPTION OF THE BUSINESS

Overview

Solum Global, Inc. (“we,” “us,” “our,” or the “Company”) plans to be a transparent monetary network service provider whose proposed product offerings support monetary transactions, transfers, settlement, and storage of value integrated into common software applications used by individuals, commercial entities, and governmental organizations. Our proposed technology stack (the “Platform”) connects our blockchain-based payment network, settlement systems, and storage accounts into the traditional fiat currency economy and existing banking systems for a seamless and instant movement of money between banking and the blockchain.

We plan for the Solum digital wallet (the “Solum Wallet”) and supporting technologies to provide users simultaneous connection between their bank account and digital currencies and real world assets such as gold through a variety of applications, platforms, networks, and services operated by ourselves and through third parties, which may be domestic or foreign, such as SumSub, our KYC provider; and Sibylline, our current gateway partner.

We believe that our proposed service provides significant advantages over traditional service providers such as Venmo, PayPal, Zelle, Western-Union, and ecommerce platforms such as Bolt, Stripe, and Shopify, and payment card processors such as Visa, Mastercard, and American Express. We also plan for our service offerings to provide compelling differentiators to existing digital currency wallets. We offer a complete payment, value storage, and settlement solution that integrates global digital currencies and real world assets (e.g., gold) with immediate settlement between parties across a variety of platforms, networks, and systems.

Our differentiators are based on three major pillars of our Platform.

●	Solum Wallet
●	Solum Rails
●	Solum Vault

Together, these service offerings allow for the transfer of value at significantly reduced prices, integrate with existing social media, messaging, small business, and enterprise applications, and provide for the safe, anonymous and secure storage of value.

Through our Platform, we plan to advance the state of the art transfer protocol, transactions, settlements, remittances, and storage that allow individuals, commercial entities, and governmental organizations the ability to automate complex multiparty money flows based on triggers, rules, and events across systems, networks, and value chains.

We plan to apply for payment processing licenses on a state-by-state and country-by-country basis; however, there can be no assurance that we will obtain any payment processing licenses in any states or countries. (See “Risk Factors — We may not obtain payment processing licenses; —We are subject to an extensive and highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition; —The determination of a particular digital currency asset’s status as a “security” is subject to a high degree of uncertainty and if inappropriately characterized, may subject us to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.”)

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THE SOLUM WALLET

The Solum Wallet will have two distinct aspects. It will serve as a standalone non-custodial electronic wallet that will be available as a downloadable PWA (Progressive Web App), a Chrome browser plug-in, and a mobile app for iOS and Android, and it will serve as a “social wallet” accessible through popular social media apps and messaging services.

The standalone Solum Wallet is a user-friendly, secure, MPC (Multi-Party-Computation) electronic wallet with connections to platforms such as Plaid and other API integrations. The Solum Wallet is planned to function like any other app on a smart phone. We intend for users to be able to register by downloading the Solum Wallet from the Apple App Store, Google Play, the Chrome Store, and our website. As of the date of this Offering Statement, our Platform has launched in a V1 edition and there is a risk that it may not see completion. Once connected, we plan for the user to be able to utilize the standalone Solum Wallet to move from traditional money on deposit (fiat) into digital currencies (known as an “on-ramp”) and back to fiat (an “off-ramp”) as desired. Users who wish to avail themselves of the on-ramp and off-ramp will be required to go through our registration process and input all the necessary information that includes proof of their identity, a connection to their financial institution, and proof of residency to ensure proper Know-Your-Client (“KYC”) compatibility. Users can move digital currencies directly through the Solum Wallet, or through an authorized exchange.

The social wallet is being designed to be a custodial wallet that can be controlled by the user. Interfaces to the social wallet will initially be available through Telegram and X (formerly Twitter), and eventually through Discord, WhatsApp, Facebook, Instagram, YouTube, and LinkedIn.

We are designing our registration process to require the user to input all the necessary information regarding the user, their financial institution, and all data to ensure proper Know-Your-Client (“KYC”) compatibility. As of the date of this Offering Statement, the Solum Wallet has not launched on any platforms and is not available for download and there is a risk that it may never launch.

THE SOLUM RAILS

We are designing the Solum Rails to represent a decentralized, permissionless, and composable system that moves value between accounts based on predetermined rules, events, and triggers set by users of the Platform. We anticipate that Solum Rails can be integrated into personal, small business, enterprise, government, and marketplace applications through our API (Application Programming Interface).

We plan that Solum Rails can introduce the concept of “Direct Cash Flow” whereby workflows can be scripted upstream, downstream, and laterally throughout a value chain. For example, a consumer transaction on the web can distribute proceeds received at the point of sale to the retailer, wholesaler, and manufacturer as well as any affiliate marketers. Additionally, distributions for payroll applications may be made directly to employees, from accounts payable systems to vendors or from ERP systems to suppliers.

THE SOLUM VAULT

We are designing the Solum Vault to be a multi-sig (multiple signature) “smart wallet” that can be programmed to optimize the value of the stored assets based on risk and return parameters set by the user.

We anticipate that the Solum Vault can have advanced key-recovery features, helpdesk access, and layers of security to support high net worth individuals, institutions, and funds that require the ability to rapidly deploy money while protecting their value and earning yield on their stored assets.

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MARKET OPPORTUNITY

The global credit card market size was $489 billion in 2021 and is poised to grow to $961.2 billion by 2030.1 Once the Solum Wallet is licensed as required and successfully launched, consumers and merchant processors can have the option of significantly reducing the transaction costs associated with their purchase and sale transactions by utilizing the Solum Wallet.

Although the credit card industry offers a significant opportunity for us, it is only a fraction of the $150 trillion transferred globally in cross border payments on an annual basis.2 The bulk of cross border payments are business to business transactions which utilize legacy banking wire transfer systems. We believe that the reduced cost of utilizing the Solum Wallet in business-to-business transactions may provide better margins for the transacting parties involved.

GOLD OPPORTUNITY

Another important feature of our Platform is that we plan to offer our users the opportunity to purchase or redeem their digital currencies in gold. The user has the freedom of choice to store value in U.S. dollars, gold, digital currencies, or other fiat currencies that may allow for hedging against local market fluctuations. We anticipate that when the user chooses to redeem their currency in gold, our Platform can connect with gold bullion dealers who will then coordinate the purchase and delivery of the physical gold from gold vaults operated by the various mints that they work with. The gold bullion dealer will hold and have custody of the gold on behalf of the user. The user will then have to coordinate with the respective gold bullion dealer to obtain custody of their gold. The user may have to pay the gold bullion dealer a fee, based on each various dealer. (See “Risk Factors— When converting your assets to gold, the gold will be held by third party custodians, which are out of our control, and could be subject to loss, damage, theft or restriction on access; — The value of gold is fluctuating.”)

Gold has managed to maintain its value through the ages and unlike paper currency, coins, or other assets, has been a stable way to pass on and preserve the value of wealth from one generation to the next. A central bank or a nation often held gold reserves in order to store value as a guarantee to redeem promises to pay depositors or to secure a currency. In 2017, the price of Bitcoin reached parity with gold (by ounce),3 grabbing the attention of gold investors around the world.

Historically gold has been an excellent hedge against inflation because of its tendency to increase in value when the cost of living increases. Because of its relative stability and the rate of return as an investment, it is an attractive commodity.

1“Credit Card Payment Market Size, Share & Trends Analysis Report By Card Type (General Purpose Credit cards, Specialty), By Brand (Visa, MasterCard), By Application (Food and Groceries, Health and Pharmacy, Restaurants and Bars, Consumer Electronics, Media and Entertainment, Travel and Tourism) and By Region(North America, Europe, APAC, Middle East and Africa, LATAM) Forecasts, 2024-2032”; Report Code: SRTE1476DR; by Straits Research; https://straitsresearch.com/report/credit-card-payment-market#:~:text=Market%20Overview,credit%20card%20payments%20market%20share. (Accessed June 18, 2024.)

2“Cross-border Payments Market Size, Share, Competitive Landscape and Trend Analysis Report by Channel, by Transaction Type, by Enterprise Size, by End User: Global Opportunity Analysis and Industry Forecast, 2023-2032”; BI: Financial Services, Nov 2023; Report Code: A288119; Author Name(s): Ravi Raj and Onkar Sumant; https://www.alliedmarketresearch.com/cross-border-payments-market-A288119#:~:text=The%20global%20cross%2Dborder%20payments,7.3%25%20from%202023%20to%202032. (Accessed June 18, 2024.)

3 “The Price of Bitcoin is Now Worth More Than One Ounce of Gold” by Stan Higgins, March 2, 2017, Updated Sep 14, 2021; https://www.coindesk.com/markets/2017/03/02/the-price-of-bitcoin-is-now-worth-more-than-one-ounce-of-gold/ (Accessed June 18, 2024.)

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Gold offers:

-	Safety: As a high-quality, relatively liquid asset, gold can help preserve capital, diversify portfolios, mitigate risks, and serves as valuable collateral.
-	Liquidity: Operating in large markets that rival those of major sovereign bonds, gold is one of the most highly traded financial assets, with low transactional costs and universal acceptance.
-	Return: Since 1997,[4] the average annual return on gold, in U.S. dollar terms, has consistently outperformed the average returns on U.S. Treasuries, Eurobonds, Japanese government bonds, and U.K. gilts over ten-year, five-year and one-year time horizons.

POTENTIAL REVENUE STREAMS

Transaction Fees

We anticipate that each time a dollar moves through our POS platform via the Solum Wallet, it generates a fee of 1/10th of 1%. As an example, transactions totaling $100 million over a 24-hour period would generate $100,000 in fees during that same period.

Custodial Account Management Fees

We plan to contract with entities through exclusive management service agreements, where we advise on corporate operations and regulatory requirements for digital asset licenses both within and outside of the U.S. At this time, we do not have any active Custodial Account Management contracts and there can be no guarantee that will ever enter into any Custodial Account Management contracts.

Competition

The competition for the Solum solution is growing and will continue to see new players. Current direct competition is Paypal, Stripe, Western Union, and other currently existing payment processors and others who may be working on plans now. There is also competition from existing cryptocurrencies such as such as Circle, Ltd.

Any of these players and new entries into the marketspace may come online with additional feature sets, product offerings, and/or price points that have material adverse impacts on our business plans.

While significant competition exists, we consider the movement of large companies such as PayPal and Stripe into the digital currency space to be a sign of the growing landscape and thus our decision to enter this space.

Employees

We currently have five full time employees.

Legal Proceedings

To the best knowledge of our management, there are no pending or threatened legal proceedings against us.

Properties

We currently lease space at 120 S. Olive Ave, Suite 202, West Palm Beach, Florida 33401. We pay $500 per month for 435 square feet of office space under a 12 month lease, expiring on May 31, 2025, subject to renewal.

4 “Is it a golden era for gold?” by Yuxuan Tang and Stephen Jury; March 13, 2024; https://privatebank.jpmorgan.com/nam/en/insights/markets-and-investing/is-it-a-golden-era-for-gold (Accessed June 18, 2024.)

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MANAGEMENT

Our Board of Directors and executive officers are as follows:

Name	Age	Position with the Company	Dates of Service
Kirk St. Johns	56	Chief Executive Officer and Director	May 2024 to Present
Richard Schmidtke	63	Chief Financial Officer and Director	May 2024 to Present
Sterling Griffin	62	Vice President, Secretary, and Director	August 2023 to Present
Evgeni Mitkov	42	Chief Technology Officer	June 2024 to Present
Anthony DeLeonardo	32	VP of Investor Relations and Director	May 2024 to Present
Sebastian Serrell-Watts	59	Director	August 2023 to Present
Geary Stonesifer	60	Director	October 2023 to Present
Robert Anderson	54	Director	May 2024 to Present
Rob Good	56	Director	May 2024 to Present
Gary Sahni	49	Director	June 2024 to Present

Biographical Information

Directors and Executive Officers

The following is a summary of certain biographical information concerning our current directors and our executive officers.

Kirk St. Johns, Chief Executive Officer and Director

Kirk St. Johns is a pioneer in the digital currency space and was an early stage adopter and crypto keynote speaker since 2014. His 25 years of technology innovation include collaborating with one of the first national ISP’s while developing some of the earliest commercially viable ecommerce marketplaces. From March 2010 through February 2024, Mr. St. Johns was the CEO of MedTech National, Inc., where he led the team that created a national based real estate multiple listing service (MLS) and designed one of the first cloud-based solutions for an Electronic Health Registry (EHR). Mr. St. Johns is also currently and has been the CEO of Cyalliance, Inc. since June 2001.

Richard Schmidtke, Chief Financial Officer and Director

Richard Schmidtke is the founder of Schmidtke & Associates, PLLC and has been in public accounting for over 30 years. Mr. Schmidtke has developed skills and first-hand experience that offer a valuable perspective for small and middle market companies, as well as a wide range of industries, including tax planning, real estate, technology, retail, and manufacturing. He has been directly or indirectly involved in raising over $75 million for start-up companies. His specialty is working with start-up companies to establish a strong foundation from capital formation to hiring of executives, and implementing business plans. Mr. Schmidtke has his BA in Economics from the University of Washington.

Sterling Griffin, Vice President, Secretary, and Director

Sterling Griffin, with over 35 years in residential real estate, founded Harbor Custom Development, Inc. in 2014 and led it to a successful Nasdaq IPO in 2020. Mr. Griffin was the CEO of Harbor from 2014 through July 2023. As CEO, he oversaw Harbor’s growth, raising $122.2 million and acquiring real estate assets across Washington, Texas, California, and Florida, resulting in over $225 million in sales.

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Evgeni Mitkov, Chief Technology Officer

Evgeni Mitkov boasts 25 years of capital markets expertise, including a decade in blockchain and digital currency innovation. He pioneered FX options trading systems, introduced the first FX option ECN, and expanded the interbank FX option market to the buy-side. Mr. Mitkov facilitated the first live CDBC cross-border transactions, conducted ICO launches, developed multiple blockchain systems, and advised governments in Europe, Africa, and Asia on blockchain strategies. Mr. Mitkov is currently a Tech Advisor for FAU Tech Runway since August 2023 and has been the Managing Director for Seven Seas Trading since January 2023. Previously, he was the Chief Technology Officer for EMTECH from July 2019 through February 2021. Mr. Mitkov has his BS in International Business, Quantitative Finance, and Entrepreneurial Studies from Babson College.

Anthony DeLeonardo, VP of Investor Relations and Director

Anthony DeLeonardo is currently a Managing Partner and Head of Underwriting at Corporate Capital Solutions since August 2018. Mr. DeLeonardo was instrumental in securing a $20 million loan origination line of credit for the company in 2023. He has underwritten and originated over $300 million in loans during his tenor at CCS. Prior to CCS, Mr. DeLeonardo worked at various global financial boutique consulting firms in New York City and Dubai. Mr. DeLeonardo received a BS in Business Finance from Stockton University and is an active volunteer at his church in Miami.

Sebastian Serrell-Watts, Director

Sebastian Serrell-Watts is a seasoned C-suite executive who has diverse experience across film, media, and finance, including Merrill Lynch. He executed a successful reverse merger, launching a publicly traded veterinary oncology firm, where he served as Executive Vice President and board member. Currently, he is the Chief Operating Officer at Diva Pharmaceuticals, focusing on international sales of OTC, Rx, and medical device products. He also serves, since November 2022, as Chief Operating Officer of associated company, Regulatory Compliance Solutions, providing regulatory compliance to the pharmaceutical industry. Previously, he was the Chief Operating Officer and Chief Compliance Officer for MRVL Island Ventures and MRVL Skin Solutions from May 2018 through November 2022. Mr. Serrell-Watts has a BA in Film Production from the University of Southern California.

Geray Stonesifer, Director

Geary Stonesifer has two decades of experience in investment banking including roles at Alex, Brown, Deutsche Bank, and J.P. Morgan with a focus on equity originations and institutional equities. He led a multi-industry Belizean company’s turnaround from 2010 to 2014, spanning beverages, shipping, retail, and food. Today and since July 2019, he is the owner of Mrs. Peters Food Company, a national player in retail smoked seafood. Mr. Stonesifer holds a BA from Duke University, an MBA from Tulane University, and an MSc in Biotechnology from Johns Hopkins University.

Robert Anderson, Director

Robert Anderson is currently and since February 2023, the co-founder and managing broker of Tortoise Realty Group in Florida. Additionally, since December 2017 through the present, he is the Managing Director for LCA Experiential. His journey in the fintech and real state sectors began with an 18-year tenure at Achieve, a software development company that he co-founded. Mr. Anderson created and managed a multi-language and multi-currency online payment platform, instrumental in processing over $100 million in global transactions and embedding merchant services and fintech solutions into various projects for high-profile clients such as Nike and Major League Baseball. Mr. Anderson then leveraged his deep fintech experience in a multi-year project with JP Morgan Chase where he developed a global event management and payment platform. Mr. Anderson has a BA in International Business and Communications from Palm Beach Atlantic University.

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Rob Good, Director

Rob Good is a crypto enthusiast, investor, business founder, and entrepreneur. Since 2003, he has been the founder and President of The Good Group, a unique boutique commercial real estate brokerage, development consulting and advisory firm, established for over 20 years, with offices located in South Florida and the Atlanta Metro markets. Prior to founding The Good Group, Mr. Good previously served in leadership roles for a large multinational, publicly traded, professional services firm for natural and built assets, a regional southwest land development consulting company, and national planning and design consulting firm. He has a BS in Civil Engineering from the Georgia Institute of Technology.

Gary Sahni, Director

Gary Sahni is the owner and CEO of Sahni Enterprises, Inc., which he founded in January 2022, a $40 million, multi-industry corporation with operations spanning the United States and Europe, encompassing manufacturing, importation, distribution of wholesale goods, real estate, and restaurants. Honored with the Great British Entrepreneur Award, Mr. Sahni’s initial company was recognized for its achievements by INC and Forbes Magazine as the leading wholesale company and among Georgia’s fastest-growing companies. Sahni Enterprises’ global presence extends to India and China, and participates in trade shows worldwide.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Indemnification

Liability of our officers and directors is eliminated to the fullest extent permitted by law. Our charter provides that we will indemnify, under certain circumstances, directors, officers, employees, and our agents against actions, suits, expenses, judgments, fines, and other losses incurred by them as a director, officer, employee, or agent of us.

Lack of Separate Representation

The attorneys, accountants, and other experts who perform services for us do not represent our shareholders. It is anticipated that such representation will continue in the future. Accordingly, investors should consult with their own counsel for advice concerning a purchase of the Shares. Attorneys and other professionals representing us do not represent, and shall not be deemed pursuant to provisions of applicable codes of professional responsibility to have represented, or be representing, investors, in any respect. In the event litigation is commenced against us, potential conflicts of interest may occur, and our shareholders may have to retain separate counsel in certain circumstances.

Policies and Procedures for Transactions with Related Persons

All future related party transactions will be voted upon by the disinterested Board of Directors. The Board of Directors is responsible for evaluating each related party transaction and making a recommendation to the disinterested members of the Board of Directors as to whether the transaction at issue is fair, reasonable, and within our policy and whether it should be ratified and approved. The Board of Directors will consider various factors, including the benefit of the transaction to us, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of our business, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The Board of Directors will review, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.

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PRINCIPAL STOCKHOLDERS

Immediately prior to the completion of this Offering, there are 54,921,136 shares of our common stock outstanding as of the date of this Offering Statement. The following table sets forth the beneficial ownership of our common stock immediately prior to this Offering by:

●	each of our directors;
●	each of our named executive officers;
●	all of our directors and executive officers as a group; and
●	each person known by us to be the beneficial owner of 5% or more of our outstanding common stock.

We have determined beneficial ownership in accordance with the rules of the Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable on or before the date which is 60 days after the date of this Offering Statement. These shares are deemed to be outstanding and beneficially owned by the person holding those options and warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner[8]	# of Shares		% of Class
Kirk St. Johns, Chief Executive Officer	25,633,333		46.7%
Richard Schmidtke, Chief Financial Officer and Director	200,000	(1)	*
Sterling Griffin, Vice President and Director	25,633,333	(2)	46.7%
Evgeni Mitkov, Chief Technology Officer	300,000	(3)	*
Anthony DeLeonardo, VP of Investor Relations and Director	1,060,566	(4)	1.9%
Sebastian Serrell-Watts, Director	1,095,000	(5)	2%
Geary Stonesifer, Director	758,199		1.4%
Robert Anderson, Director	-		-
Rob Good, Director	2,260,617	(6)	4%
Gary Sahni, Director	500,000	(7)	*
All Officers Directors as a Group (ten persons)	57,441,048		96.8%

*Less than 1%.

(1)	Consists of fully vested options to purchase 200,000 shares of common stock with an exercise price of $0.01 and a term of five years.
(2)	Shares held by SEG Block Chain, LLC, which is beneficially owned by Sterling Griffin.
(3)	Consists of fully vested options to purchase 300,000 shares of common stock with an exercise price of $0.01 and a term of five years.
(4)	Consists of fully vested options to purchase 1,060,566 shares of common stock with an exercise price of $0.01 and a term of five years.
(5)	Includes fully vested options to purchase 361,666 shares of common stock with an exercise price of $0.01 and a term of five years.
(6)	Includes fully vested options to purchase 2,000,000 shares of common stock with an exercise price of $0.01 and a term of five years.
(7)	Consists of options to purchase 500,000 shares of common stock with an exercise price of $0.01, that vest in equal monthly installments over the course of 24 months and a term of five years.
(8)	The address is 120 S. Olive Avenue, Suite 202, West Palm Beach, Florida 33401

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ESTIMATED USES OF PROCEEDS

We will realize gross proceeds from the Offering of $1,235,000 if the Maximum Offering is achieved. We anticipate the proceeds will generally be used as detailed below. The estimate set forth below is not intended to represent the order of priority in which the proceeds may be applied.

Use	Dollar Amount	% of Gross Proceeds	Dollar Amount	% of Gross Proceeds
Marketing and Advertising	3,575	35.75%	295,165	23.9%
Regulatory and Compliance	3,575	35.75%	295,165	23.90%
Technology Development	0	0	284,420	23.03%
Corporate Operations	0	0	185,275	15%
Offering Expenses	2,850	28.5%	174,975	14.17%
Total	10,000	100%	$1,235,000	100%

Marketing and Advertising. We intend to use a significant portion of the proceeds of this Offering for marketing and advertising of our business and the Solum Wallet, in-person and online and through traditional media outlets.

Regulatory and Compliance. We anticipate that we will need to spend a significant amount of funds on regulatory and compliance related issues, including obtaining multiple payment processor/money transmitter licenses.

Technology Development. We need to invest in the further development of our technology, including development of our wallet.

Corporate Operations. We want to reserve a portion of the proceeds of this Offering for our general corporate operation expenses, including salaries.

Offering Expenses. We will use a portion of the proceeds of this Offering to pay the costs related to the Offering, including accounting and legal fees ($51,000), as well as the fees ($17,000), $2,000 monthly, and 8.5% commissions due to the Intermediary ($104,975).

The foregoing represents our best estimate of the application of the gross proceeds of the Offering based upon present plans and current business conditions. Unforeseen events, changing business conditions, and several other factors that are beyond our control may necessitate changes in the application of proceeds. We reserve the right to reallocate the gross proceeds of the Offering among the various uses described for such other purposes, as we deem necessary.

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PLAN OF DISTRIBUTION

Intermediary

We are selling our Units through DealMaker Securities LLC (“DealMaker” or the “Intermediary”). This Offering Statement will be furnished to prospective investors at www.invest.solum.global. The website will be the exclusive means by which prospective investors may subscribe in this Offering. Upon closing, a notice will be sent to each investor indicating the number, and amount of securities purchased in the Offering. There is also investor education presented on the website in the Frequently Asked Questions.

As compensation for the service provided by the Intermediary, we are required to pay to the Intermediary a cash fee consisting of 8.5% commission based on the dollar amount of the securities sold in the Offering and paid upon disbursement of funds from escrow at the time of a closing. The commission is paid in cash. Additionally, we paid a one-time $15,000 administrative and compliance consulting services fee, a $2,000 monthly maintenance fee, and must reimburse certain expenses related to the Offering.

Subscription Procedures and Payments

The Shares will be offered and sold to prospective investors who appropriately complete and deliver an electronic Subscription Agreement and such other documents as may be requested (collectively the “Subscription Documents”) together with their subscription payments. The Subscription Documents set forth certain terms and conditions regarding an investment in the Shares. In addition, the Subscription Documents contain representations and warranties of the prospective investors that we will rely on in complying with our obligations under the applicable securities laws. Therefore, care should be taken in reading and completing the Subscription Documents to ensure accuracy and completeness.

In order to purchase the Shares, you must make a commitment to purchase by completing the subscription process hosted by the Intermediary, including complying with the Intermediary’s know your customer (KYC) and anti-money laundering (AML) policies. If an Investor makes an investment commitment under a name that is not their legal name, they may be unable to redeem their Shares indefinitely, and neither we nor the Intermediary are required to correct any errors or omissions made by the Investor.

Investor funds will be held in escrow with the Escrow Agent until the Target Offering Amount has been met or exceeded and one or more closings occur. Investors may cancel an investment commitment until up to 48 hours prior to the Target Deadline, or such earlier time as such earlier time we designate pursuant to Regulation CF, using the cancellation mechanism provided by the Intermediary. If an investor does not cancel an investment commitment before the 48-hour period prior to the Target Deadline, the funds will be released to us upon closing of the Offering and the investor will receive Shares in exchange for their investment.

We may reject or accept, in our exclusive discretion, in whole or in part, in one or multiple installments, any prospective investor’s Subscription Agreement. Subscriptions will be rejected for failure to conform to the requirements of the Offering, insufficient documentation, over-subscription of the Offering, or for such other reasons as we may determine in our sole discretion. Investors who have tendered their subscription proceeds may not withdraw their subscriptions, even if we have not yet accepted the subscription. We will return subscription funds, without interest thereon or deduction therefrom, to any investor whose subscription is not accepted.

We will notify investors when the Target Offering Amount has been reached. If we reach the Target Offering Amount prior to the Target Deadline, we may close the Offering early provided (i) the expedited Target Deadline must be 21 days from the time the Offering opened; (ii) we must provide at least five business days’ notice prior to the expedited Target Deadline to the investors; and (iii) we continue to meet or exceed the Target Offering Amount on the date of the expedited Target Deadline.

Information Regarding Length of Time of Offering

Notifications

Investors will receive periodic notifications regarding certain events pertaining to this Offering, such as us reaching the Target Offering Amount, making an early closing, making material changes to our Form C, and the Offering closing at its target date.

Material Changes

Material changes to this Offering include but are not limited to a change in the Target Offering Amount, change in the Purchase Price of the Shares, change in management, etc. If we make a material change to the Offering terms or other information disclosed in this Offering Statement including a change to the Target Deadline, investors will be given five business days to reconfirm their investment commitment. If investors do not reconfirm, their investment will be cancelled and the funds will be returned.

Rolling and Early Closings

We may elect to undertake rolling closings or an early closing after we have received investment interests for our Target Offering Amount. During a rolling closing, those investors that have committed funds will be provided five business days’ notice prior to acceptance of their subscriptions, release of funds from the Escrow Agent to us, and issuance of securities to the investors. During this time, we may continue soliciting investors and receiving additional investment commitments. Investors should note that if investors have already received their Shares, they will not be required to reconfirm upon the filing of a material amendment to the Form C. In an early closing, the Offering will terminate upon the new target date, which must be at least five business days from the date of the notice.

Transfer Agent

We have engaged DealMaker Transfer Agent, LLC to act as our Transfer Agent. The Transfer Agent will be responsible for the delivery of the Shares to the investor.

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Escrow Agent

We have engaged Enterprise Bank & Trust, a Missouri chartered trust company with banking powers as our Escrow Agent. All committed funds will be held in escrow with the Escrow Agent until the Target Offering Amount has been met or exceeded and one or more closings occur.

Cancellation of Investment Commitments

Investors may cancel an investment commitment until 48 hours prior to August 15, 2025, the Target Deadline.

-	The Intermediary will notify investors when the Target Offering Amount has been met by display on the Intermediary’s offering page.
-	If we reach the Maximum Offering prior to the Target Deadline, we may close the Offering early if we provide notice about the new Target Deadline at least five business days prior to such new Target Deadline (absent a material change that would require an extension of the Offering and reconfirmation of the investment commitment).
-	If an investor does not cancel an investment commitment before the 48-hour period prior to the Target Deadline, the funds will be released to us upon closing for the Offering and the investor will receive securities in exchange for their investment.
-	If an investor does not reconfirm their investment commitment after a material change is made to the Offering, the investor’s investment commitment will be cancelled and the committed funds will be returned.

You may cancel your investment with the above restrictions directly in your DealMaker account by clicking on the cancel commitment button in your account profile under “My Investments.”

Offering Expenses

We will pay all of our expenses associated with this Offering, whether or not any shares are sold, including all expenses incident to filings with federal and state regulatory authorities, our legal counsel, marketing expenses, and all costs of printing or distribution of the Offering Statement. Any investor desiring to engage separate legal counsel in connection with this Offering will be responsible for the fees and costs of such separate representation.

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Investor Limitations

Investors are limited in how much they can invest on all crowdfunding offerings during any 12-month period. The limitation on how much they can invest depends on their net worth (excluding the value of their primary residence) and annual income. If either their annual income or net worth is less than $124,000, then during any 12-month period, they can invest up to the greater of either $2,500 or 5% of the greater of their annual income or net worth. If both their annual income and net worth are equal to or more than $124,000, then during any 12-month period, they can invest up to 10% of annual income or net worth, whichever is greater, but their investments cannot exceed $124,000. If the investor is an “Accredited Investor” as defined under Rule 501 of Regulation D under the Securities Act, as amended, no investment limits apply.

Restrictions on Transfer

The Shares being offered may not be transferred by any investor during the one-year period beginning on when the Shares were issued, unless the Shares are transferred:

1.	to the Company;
2.	to an Accredited Investor;
3.	as part of an offering registered with the SEC; or
4.	to a member of the family of the investor or the equivalent, to a trust controlled by the investor, to a trust created for the benefit of a member of the family of the investor or the equivalent, or in connection with the death or divorce of the investor or other similar circumstance.

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DESCRIPTION OF SECURITIES

Organizational Structure

Solum Global, Inc. was originally formed in the state of Florida as a limited liability company on June 27, 2022 and was converted to a corporation on August 1, 2023.

Our authorized capital stock consists of 200,000,000 authorized shares, consisting of 150,000,000 shares of common stock and 50,000,000 shares of preferred stock.

Common Stock

Immediately prior to this Offering, there are 54,921,136 shares of common stock outstanding. Concurrently with this Offering, we are conducting a private offering for 6,000,000 Shares. Assuming we sell the Maximum Offering and our entire private offering, we will have 63,391,136 shares of common stock outstanding.

Voting Rights

Each holder of our common stock is entitled to one vote per each share on all matters to be voted upon by the common shareholders, and there are no cumulative voting rights. Subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock shall be entitled to vote on all matters on which shareholders generally are entitled to vote. Subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of the, subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock would be entitled to ratable distribution of our assets remaining after the payment in full of our liabilities.

Under the terms of our governing documents, the holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All currently outstanding shares of our common stock are fully paid and non-assessable. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our Articles of Incorporation authorize our board of directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized but unissued shares of preferred stock will be available for issuance without further action by our shareholders. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to fix and determine the designation, terms, preferences, limitations, and relative rights thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Without shareholder approval, we could issue preferred stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders may believe is in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.

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Stock Options

On October 24, 2023, we established the Solum Global, Inc. 2023 Incentive and Nonstatutory Stock Option Plan (the “Stock Option Plan”). The purpose of the Stock Option Plan is to promote our long-term growth and profitability by (i) providing key people with incentives to improve stockholder value and to contribute to our growth and financial success, and (ii) enabling us to attract, retain and reward the best-available persons.

Authorized shares. A total of 15,000,000 shares of our common stock have been reserved for issuance pursuant to the exercise of options issued from the Stock Option Plan.

Plan administration. Our board of directors administers our Stock Option Plan.

Stock options. Stock options may be granted under our Stock Option Plan. The exercise price of options granted under our Stock Option Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares, or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director, or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term. Subject to the provisions of our Stock Option Plan, the administrator determines the other terms of options.

Options granted. To date, we have issued options to purchase 8,822,798 shares of common stock from our Stock Option Plan.

Non-transferability of awards. Unless the administrator provides otherwise, our Stock Option Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Certain adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under our Stock Option Plan, the administrator will adjust the number and class of shares that may be delivered under our Stock Option Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits set forth in our Stock Option Plan. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or change in control. Our Stock Option Plan provides that in the event of a merger or change in control, as defined under the Stock Option Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels and all of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time.

Amendment, termination. The administrator has the authority to amend, suspend, or terminate the Stock Option Plan provided such action will not impair the existing rights of any participant. Our Stock Option Plan will automatically terminate in 2033, unless we terminate it sooner.

Dividends

We currently intend to retain our future earnings, if any, to finance the development and expansion of our business. The determination to pay dividends will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, and such other factors as our Board of Directors deems relevant in its sole discretion. Accordingly, you may need to sell your shares to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them.

42

Dilution

Investors should understand the potential for dilution. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when a company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2021, Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.
●	In December 2021, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.
●	In June 2022, the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the aggregate total amount of convertible notes that the company has issued (and may issue in the future) and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

Valuation

As discussed in “Dilution” above, our valuation will determine the amount by which an investor’s stake is diluted in the future. An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When a company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is immediately diluted because each share of the same type is worth the same amount, and you paid more for your shares than earlier investors did for theirs.

There are several ways to value a company, and none of them is perfect and all of them involve a certain amount of guesswork. The same method can produce a different valuation if used by a different person.

Liquidation Value — The amount for which the assets of the company can be sold, minus the liabilities owed, e.g., the assets of a bakery include the cake mixers, ingredients, baking tins, etc. The liabilities of a bakery include the cost of rent or mortgage on the bakery. However, this value does not reflect the potential value of a business, e.g., the value of the secret recipe. The value for most startups lies in their potential, as many early-stage companies do not have many assets (they probably need to raise funds through a securities offering in order to purchase some equipment).

Book Value — This is based on analysis of the company’s financial statements, usually looking at the company’s balance sheet as prepared by its accountants. However, the balance sheet only looks at costs (i.e., what was paid for the asset), and does not consider whether the asset has increased in value over time. In addition, some intangible assets, such as patents, trademarks or trade names, are very valuable but are not usually represented at their market value on the balance sheet.

Earnings Approach — This is based on what the investor will pay (the present value) for what the investor expects to obtain in the future (the future return), taking into account inflation, the lost opportunity to participate in other investments, the risk of not receiving the return. However, predictions of the future are uncertain and valuation of future returns is a best guess.

Different methods of valuation produce a different answer as to what your investment is worth. Typically, liquidation value and book value will produce a lower valuation than the earnings approach. However, the earnings approach is also most likely to be risky as it is based on many assumptions about the future, while the liquidation value and book value are much more conservative.

Future investors (including people seeking to acquire the company) may value the company differently. They may use a different valuation method, or different assumptions about the company’s business and its market. Different valuations may mean that the value assigned to your investment changes. It frequently happens that when a large institutional investor such as a venture capitalist makes an investment in a company, it values the company at a lower price than the initial investors did. If this happens, the value of the investment will go down.

How We Determined the Offering Price

The Offering price for our current Offering was determined based on the following information:

We conducted an internal analysis of our prior funding, technology, partnerships, development and team, as well as preliminary forecast when determining the valuation of this Offering. Ultimately, this analysis generally followed the earnings approach listed in the above section, but was largely set by subjectively set by management.

What it Means to be a Minority Holder

As an investor in Common Stock of the company, you will not have any rights in regard to the corporate actions of the company, including additional issuances of securities, company repurchases of securities, a sale of the company or its significant assets, or company transactions with related parties.

Material Terms of Indebtedness

Creditor	Amount Outstanding	Interest Rate	Maturity Rate	Other Material Terms
None.

Exempt Offerings Within the Past Three Years

Date of Offering	Exemption	Securities Offered	Amount Sold		Use of Proceeds
August 2023	4(a)(1)	Common Stock	$200,000		General Business Purposes
November 13, 2023 to June 2024	504	Common Stock Convertible Notes	$442,500		General Business Purposes
June 2024 to Present*	506(c)	Common stock	$0	*	Marketing and Advertising; Regulatory and Compliance; Technology Development; and Corporate Operations

* We are concurrently conducting this offering and are still accepting subscriptions.

43

PLAN OF OPERATION

Overview

We are a Florida corporation formed on June 27, 2022. Our mission is to revolutionize the global financial landscape by delivering innovative blockchain-based solutions that aims to empower individual, businesses, and governments to securely transact, remit, and preserve value in a rapidly evolving digital economy. (See “Description of the Business.”)

We have a limited operating history upon which an evaluation of us and our prospects can be based. The risks, expense, and difficulties encountered by early-stage companies must be considered when evaluating our prospects. Over the next 12 months, we plan to operate our business as set forth in this section, subject to our ability to receive payment processing licenses on a state-by-state basis; however, there can be no assurance that we will obtain any payment processing licenses in any states. (See “Risk Factors — We may not obtain payment processing licenses; —We are subject to an extensive and highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition; —The determination of a particular digital currency asset’s status as a “security” is subject to a high degree of uncertainty and if inappropriately characterized, may subject us to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.”)

Financial Condition

We are still in a very early stage of development. Thus far, we have not finalized our business plan, nor have we launched any of our services or products, including the Solum Wallet. Thus far, we have worked through organizational activities, including engaging officers and establishing a board of directors.

We sold 1,333,332 shares of common stock for $200,000 to our founders. We also conducted a private convertible note offering beginning in November 2023 and ending June 10, 2024 for an aggregate of $442,500, in which all noteholders subsequently converted to 1,521,137 shares of common stock. We have used the proceeds for technology development and corporate operations. As of July 30, 2024, we have cash on hand to operate for approximately six months.

However, we cannot execute our business plan using our capital contributions and financing proceeds received thus far and will be dependent on the funds from this Offering and the private offering, if any. With the proceeds from the Maximum Offering, we expect that we will be able to satisfy our cash requirements for the next 12 months. However, our operating expenses cannot be predicted with certainty. They will depend on several factors, including the ability of our management to efficiently manage our day-to-day operations and investments, our ability to raise additional capital on favorable terms, and our ability to launch the Solum Wallet. We anticipate that we will need to raise additional financing to continue to pursue our business plan and, indeed, launch our Solum Wallet.

Property, Plant, and Equipment

We currently lease space at 120 S. Olive Ave, Suite 202 West Palm Beach, Florida 33401. We pay $500 per month for 435 square feet of office space under a 12 month lease, expiring on May 31, 2025, subject to renewal.

Employees

If the Maximum Offering is raised, we expect to hire four employees in addition to our current officers during the next 12 months.

44

ONGOING REPORTING

We will file a report electronically with the SEC annually and post the report on our website no later than 120 days after our fiscal year end. Once posted, the annual report may be found on our website at solum.global.

We must continue to comply with the ongoing reporting requirements until:

1. We are required to file reports under Section 13(a) or Section l5(d) of the Exchange Act;

2. We have filed at least one annual report pursuant to Regulation Crowdfunding and have fewer than 300 holders of record and have total assets that do not exceed $10,000,000;

3. We have filed at least three annual reports pursuant to Regulation Crowdfunding;

4. We or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or

5. We liquidate or dissolve our business in accordance with state law.

45

EXHIBITS

Exhibit A – Financial Statements of the Company

Exhibit B – Subscription Agreement

Exhibit C – Offering Page

46

Exhibit A

Solum Global, Inc. (the "Company") a Florida Corporation

Financial Statements (unaudited) and
Independent Accountant's Review Report

Years ended December 31, 2023 & 2022

Mongio & Associates CPAs LLC
Tax - Accounting - Advisory
Saving Time, Money, & Stress

INDEPENDENT ACCOUNTANT'S REVIEW REPORT

To Management
Solum Global, Inc.

We have reviewed the accompanying financial statements of the Company which comprise the statement of financial position as of December 31, 2023 & 2022 and the related statements of operations, statement of changes in shareholder equity, and statement of cash flows for the respective year and short-year then ended, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management's financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountant's Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant's Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

As discussed in Note 8, certain conditions indicate substantial doubt that the Company will be able to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs.

On behalf of Mongio and Associates CPAs, LLC

Vince Mongio, CPA, EA, CIA, CFE, MACC
Miami, FL
June 20, 2024

Vincenzo Mongio

Statement of Financial Position

	As of December 31,	
	2023	2022
ASSETS		
Current Assets		
Cash and Cash Equivalents	42,552	37
Total Current Assets	42,552	37
Non-current Assets		
Intangible Assets: Software Development, net of Accumulated Amortization	53,650	-
Total Non-Current Assets	53,650	-
TOTAL ASSETS	96,202	37
LIABILITIES AND EQUITY		
Liabilities		
Current Liabilities		
Convertible Note - Related Party	25,000	-
Accrued Interest - Convertible Note	592	-
Total Current Liabilities	25,592	-
Long-term Liabilities		
Convertible Note - Related Party	20,000	-
Accrued Interest - Convertible Note	464	-
Total Long-Term Liabilities	20,464	-
TOTAL LIABILITIES	46,055	-
EQUITY		
Common Stock	153,320	-
Common Stock - Stock Options	545,012	-
Members' Capital	-	4,400
Accumulated Deficit	(648,185)	(4,363)
Total Equity	50,147	37
TOTAL LIABILITIES AND EQUITY	96,202	37

Statement of Changes in Shareholder Equity

	Members' Capital	Common Stock				
	$ Amount	# of Shares	$ Amount	Stock Options	Accumulated Deficit	Total Shareholder Equity
Beginning Balance at 6/27/2022 (Inception)	4,400	-	-	-	-	4,400
Net Income (Loss)	-	-	-	-	(4,363)	(4,363)
Ending Balance 12/31/2022	4,400	-	-	-	(4,363)	37
Conversion from LLC to Corp	(4,400)	53,695,000	153,320	-	-	148,920
Stock Options Exercisable	-	-	-	545,012	-	545,012
Net Income (Loss)	-	-	-	-	(643,822)	(643,822)
Ending Balance 12/31/2023	-	53,695,000	153,320	545,012	(648,185)	50,147

Statement of Operations

	Year Ended December 31,	
	2023	2022
Revenue	-	-
Cost of Revenue	-	-
Gross Profit	-	-
Operating Expenses		
General and Administrative	642,767	4,363
Total Operating Expenses	642,767	4,363
Operating Income (loss)	(642,767)	(4,363)
Other Expense		
Interest Expense	1,055	-
Total Other Expense	1,055	-
Earnings Before Income Taxes	(643,822)	(4,363)
Provision for Income Tax Expense/(Benefit)	-	-
Net Income (loss)	(643,822)	(4,363)

Statement of Cash Flows

	Year Ended December 31,	
	2023	2022
OPERATING ACTIVITIES		
Net Income (Loss)	(643,822)	(4,363)
Adjustments to reconcile Net Income to Net Cash provided by operations:		
Stock-based Compensation Expense	545,012	-
Changes in operating assets and liabilities:		
Accrued Interest	1,055	-
Total Adjustments to reconcile Net Income to Net Cash provided by operations:	546,067	-
Net Cash provided by (used in) Operating Activities	(97,755)	(4,363)
INVESTING ACTIVITIES		
Software Development	(53,650)	-
Net Cash provided by (used by) Investing Activities	(53,650)	-
FINANCING ACTIVITIES		
Issuance of Common Stock	148,920	-
Capital Contributions	-	4,400
Proceeds from Convertible Notes	45,000	-
Net Cash provided by (used in) Financing Activities	193,920	4,400
Cash at the beginning of period	37	-
Net Cash increase (decrease) for period	42,515	37
Cash at end of period	42,552	37

Solum Global, Inc.
Notes to the Unaudited Financial Statements
December 31st, 2023
$USD

NOTE 1 – ORGANIZATION AND NATURE OF ACTIVITIES

Solum Global, Inc. ("the Company") was originally formed as a Florida LLC on June 27th, 2022, and subsequently converted to a Florida C-corporation on August 1st, 2023. The Company has not commenced principal operations and plans to earn revenue by offering a complete payment, value storage and settlement solution that integrates global digital and fiat currencies, real world assets (GOLD) with immediate settlement between parties across a variety of platforms, networks, and systems. The Company is headquartered in West Palm Beach, Florida. The Company's customers will be located throughout the world.

The Company will conduct a crowdfunding campaign under regulation CF in 2024 to raise operating capital.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Our fiscal year ends on December 31. The Company has no interest in variable interest entities and no predecessor entities.

Basis of Consolidation

The Company is the majority shareholder of a Tanzanian entity, called Solum Gold LTD ("Solum Gold"), which was formed for the purposes of providing the Company direct access to African gold producers and miners. The remaining shareholders of Solum Gold consist of the Company's founders. Solum Gold has not commenced its principal operations and no transactions have taken place as of the date of these financials. As a result, there was no need to consolidate the Company's financial statements, nor eliminate any intercompany transactions.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances, and highly liquid investments with maturities of three months or less when purchased.

Fair Value of Financial Instruments

ASC 820 "*Fair Value Measurements and Disclosures*" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Concentrations of Credit Risks

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 606, "Revenue Recognition" following the five steps procedure:

Step 1: Identify the contract(s) with customers
Step 2: Identify the performance obligations in the contract
Step 3: Determine the transaction price
Step 4: Allocate the transaction price to performance obligations
Step 5: Recognize revenue when or as performance obligations are satisfied

The Company will identify and analyze its performance obligations with respect to customer contracts once the first contract is signed.

Capitalized Internal-Use Software Costs

We are required to follow the guidance of Accounting Standards Codification 350 ("ASC 350"), Intangibles- Goodwill and Other in accounting for the cost of computer software developed for internal-use and the accounting for web-based product development costs. ASC 350 requires companies to capitalize qualifying computer software costs, which are incurred during the application development stage, and amortize these costs on a straight-line basis over the estimated useful life of the respective asset.

Costs related to preliminary project activities and post implementation activities are expensed as incurred. Internal-use software is amortized on a straight-line basis over its estimated useful life which management will determine once the software becomes ready for its intended use. Because such a milestone has yet to be reached, the Company has not recorded any amortization expense as of December 31, 2023.

General and Administrative

General and administrative expenses consist of expenses for independent contractors involved in general corporate functions, including accounting, finance, tax, legal, business development, and other miscellaneous expenses.

Equity Based Compensation

In October 2023, the Company authorized its Stock Option Plan ("the Plan") for the purposes of attracting and retaining key personnel. A total of 15,000,000 shares of Common Stock have been allocated towards this Plan to be awarded as Stock Options. In 2023, a total of 3,657,798 stock options have been awarded with an exercise price of $0.001 that vested immediately upon the date of grant, resulting in a stock-based compensation expense of $545,012 in 2023 based on their intrinsic value of $0.149 per share.

The Company accounts for stock options issued to employees under ASC 718 (Stock Compensation). Under ASC 718, share-based compensation cost to employees is measured at the grant date, based on the estimated fair value of the award, and is recognized as an item of expense ratably over the employee's requisite vesting period. The Company has elected early adoption of ASU 2018-07, which permits measurement of stock options at their intrinsic value, instead of their fair value. An option's intrinsic value is defined as the amount by which the fair value of the underlying stock exceeds the exercise price of an option. In certain cases, this means that option compensation granted by the Company may have an intrinsic value of $0.

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505 (Equity). The fair value of the option issued or committed to be issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to expense and credited to additional paid-in capital.

There is not a viable market for the Company's common stock to determine its fair value, therefore management is required to estimate the fair value to be utilized in determining stock-based compensation costs. In estimating the fair value, management considers recent sales of its common stock to independent qualified investors, placement agents' assessments of the underlying common shares relating to our sale of preferred stock and validation by independent fair value experts. Considerable management judgment is necessary to estimate the fair value. Accordingly, actual results could vary significantly from management's estimates. Management has concluded that the estimated fair value of the Company's stock is set at $0.15 per share based on recent sales of its Common Stock to investors.

The following is an analysis of options to purchase shares of the Company's Common Stock issued and outstanding:

	Total Options	Weighted Average Exercise Price	Weighted Average Intrinsic Value
Total options outstanding, August 1, 2023 (Conversion)	-	$ -	$ -
Granted	3,657,798	$ 0.001	$ 0.149
Exercised	-	$ -	$ -
Expired/cancelled	-		
Total options outstanding, December 31, 2023	3,657,798	$ 0.001	$ 0.149
Options exercisable, December 31, 2023	3,657,798	$ 0.001	$ 0.149

	Nonvested Options	Weighted Average Fair Value
Nonvested options, August 1, 2023 (Conversion)	-	$ -
Granted	3,657,798	$ -
Vested	(3,657,798)	$ -
Forfeited	-	$ -
Nonvested options, December 31, 2023	-	$ -

Income Taxes

In 2022, the Company was a pass-through entity therefore any income tax expense or benefit was the responsibility of the Company's owners. As such, no provision for income tax was recognized on the Statement of Operations as of December 31, 2022.

Upon conversion in August 2023, the Company became subject to corporate income and state income taxes in the state it does business. We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes. We record uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company does not have any uncertain tax provisions. The Company's primary tax jurisdiction is the United States. The Company's primary deferred tax assets are its net operating loss (NOL) carryforwards which approximates its retained earnings as of the date of these financials. A deferred tax asset as a result of NOLs have not been recognized due to the uncertainty of future positive taxable income to utilize the NOL.

The Company has filed its 2023 tax return as of the date of these financials.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company follows ASC 850, "Related Party Disclosures," for the identification of related parties and disclosure of related party transactions.

Please see Note 5 regarding two (2) convertible note agreements involving the Company's ex-Director and a current Director who is also a shareholder.

NOTE 4 – COMMITMENTS, CONTINGENCIES, COMPLIANCE WITH LAWS AND REGULATIONS

We are currently not involved with or know of any pending or threatening litigation against the Company or any of its officers. Further, the Company is currently complying with all relevant laws and regulations. The Company does not have any long-term commitments or guarantees.

NOTE 5 – LIABILITIES AND DEBT

Convertible Notes – In November 2023, the Company entered into two (2) convertible note agreements for the purposes of funding operations. The interest on the notes was 18.00% and the maturity dates ranged from 12-18 months following their respective effective dates. Upon the maturity date or an event of default, such as failure to pay the outstanding amounts when due, disposition of all the Company's assets, or a change of control, the holder will have the option to either (i) declare the outstanding principal and any accrued and unpaid interest due and payable, or (ii) convert the outstanding principal balance and any accrued and unpaid interest into 3.33 shares of Common Stock for every $1.00 comprising of such outstanding balance. These notes bear a security interest in all revenues of the Company and had a total outstanding balance, including principal and accrued interest, of $46,055 as of December 31, 2023.

Debt Summary

Debt Instrument Name	Principal Amount	Interest Rate	Maturity Date	For the Year Ended December 2023			
				Current Portion	Non-Current Portion	Total Indebtedness	Accrued Interest
Convertible Notes	45,000	18.00%	2024 - 2025	25,000	20,000	45,000	1,055
Total				**25,000**	**20,000**	**45,000**	**1,055**

Debt Principal Maturities 5 Years Subsequent to 2023

Year	Amount
2024	25,000
2025	20,000
2026	-
2027	-
2028	-
Thereafter	-

NOTE 6 – EQUITY

As of December 31, 2022, the Company was a multi-member LLC with a single class of ownership interest. Profits and losses were allocated to each member in accordance with the Company's operating agreement.

Upon conversion in August 2023, the Company authorized 150,000,000 shares of Common Stock with no par value and 50,000,000 shares of blank check Preferred Stock with no par value. A total of 53,695,000 shares of Common Stock and no shares of Preferred Stock were issued and outstanding as of December 31, 2023.

Voting: Holders of Common Stock are entitled to one (1) vote per share. Holders of Preferred Stock have one (1) vote for every share of Common Stock they could own if converted. For this purpose, each holder of Preferred Stock will be treated as holding the greatest whole number of shares of Common Stock then issuable upon conversion.

Dividends: Holders of Common Stock and/or Preferred Stock are entitled to receive dividends when and if declared by the Board of Directors. Dividends on Preferred Stock are in preference to and prior to any payment of any dividend on Common Stock and are not cumulative. As of December 31, 2023, no such dividends had been declared.

Conversion: Holders of Preferred Stock have the right to convert shares into Common Stock at a rate of 1-to-1 at the discretion of the shareholder, or automatically in change of control events.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to December 31, 2023 to assess the need for potential recognition or disclosure in this report. Such events were evaluated through June 20, 2024, the date these financial statements were available to be issued.

In April 2024, the Company issued an additional 333,000 shares of Common Stock in exchange for $50,000.

Throughout 2024, the Company entered into additional convertible note agreements for a total principal balance of $417,500. These notes carry interest rates of 18.00%, mature 18 months from their respective effective dates, and have a security interest in all revenues of the Company. One of these notes was executed in late December 2023, but its proceeds of $10,000 were received by the Company in January 2024. These notes contained the same terms and methods of repayment and conversion as those disclosed above (please see Note 5 for further information). Throughout May and June 2024, the Company converted a total principal balance of $462,500 and approximately $13,841 worth of accrued interest into 1,587,804 shares of Common Stock at a conversion rate of $0.30 per share.

NOTE 8 – GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The entity has not commenced principal operations, has experienced negative cash flows from operating activities, and will likely realize losses for an unknown period of time despite generating positive working capital in 2023. During the next twelve months, the Company intends to finance its operations with funds from capital investment. The Company's ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities.

NOTE 9 – RISKS AND UNCERTAINTIES

Foreign Government Regulations

The Company may be vulnerable to changes in laws, regulations, or policies enacted by foreign governments in the countries where the Company's related entities will operate. Such changes may include, but are not limited to, alterations in trade policies, import/export restrictions, tariffs, tax laws, and labor laws. The Company's owners and directors established an entity in the United Arab Emirates to procure a seat on the Dubai gold exchange on behalf of the Company's operational activities. The Company is also the majority shareholder of an entity established in Tanzania for the purposes of acquiring direct access to African gold producers and miners. Any regulatory changes may impact the Company's operational efficiency and market accessibility in its attempt to source gold for the electronic wallet that will be utilized by its customers.

Exhibit B

THIS INSTRUMENT HAS BEEN ISSUED PURSUANT TO SECTION 4(A)(6) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER IT NOR ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED BY RULE 501 OF REGULATION CROWDFUNDING UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION THEREFROM.

IF THE UNDERSIGNED LIVES OUTSIDE THE UNITED STATES, IT IS THE UNDERSIGNED’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUBSCRIPTION OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE SUBSCRIPTION OF THE SECURITIES BY ANY FOREIGN SUBSCRIBER.

SUBSCRIPTION AGREEMENT

Solum Global, Inc.

Common Stock

Regulation CF

This Subscription Agreement (this “Agreement”) is made between Solum Global, Inc. (the “Issuer”) and the undersigned subscriber (the “Undersigned”). Pursuant to this Agreement, and subject to its terms and conditions, the Issuer agrees to sell to the Undersigned, and the Undersigned agrees to purchase, such number of the Issuer’s common stock (“Common Stock”) in a quantity specified by the Undersigned in the signature page, below (each such share of Common Stock, a “Subscribed Share”). The purchase price of such shares of Common Stock is $0.50 per Share (the “Purchase Price”), whether paid for in cash or otherwise.

1.	The Undersigned represents and warrants to the Issuer as follows:

a.	The Undersigned has previously specified and acknowledged to Issuer, in completing the Undersigned’s entries for the Undersigned’s investment through the DealMaker Securities LLC (the “Intermediary”) platform, found at invest.solum.global (the “Platform”), the number of shares of Common Stock being purchased by the Undersigned, the aggregate Purchase Price that the Undersigned is paying for the shares of Common Stock, the Undersigned’s contact information and certain other “know your client” (“KYC”) information. All such information is accurate and not misleading, as of the date hereof and as of each subsequent date on which Subscribed Shares may be delivered to the Undersigned, and is deemed incorporated into this Agreement as if fully set forth herein.

b.	The Undersigned has reviewed the Form C filed by the Issuer with the SEC, as amended and supplemented, pursuant to which the shares of Common Stock have been offered (the “Form C”), provided to the Undersigned through the Platform and has reviewed all other information that the Undersigned considers necessary or desirable to have reviewed before making an investment decision. The Undersigned has such knowledge, sophistication, and experience in financial and business matters that the Undersigned is capable of evaluating the merits and risks of this investment, and is able to incur a complete loss of such investment and to bear the economic risk of such investment for an indefinite period of time. The Undersigned is not relying on the advice or recommendations of the Issuer, the escrow agent or of the Intermediary and the Undersigned has made its own independent decision that an investment in this instrument and the underlying securities is suitable and appropriate for the Undersigned.

c.	The Undersigned acknowledges, and is purchasing this instrument in compliance with, the investment limitations set forth in Rule 100(a)(2) of Regulation Crowdfunding promulgated under Section 4(a)(6)(B) of the Securities Act (“Regulation CF”), as determined by the Intermediary.

d.	The Undersigned acknowledges that they have read the educational materials on the landing page, and have been informed of their right to cancel the investment up to 48-hours prior to the Offering Deadline; however, once the Subscription Agreement is accepted by the Issuer, there is not cancellation right.

e.	The Undersigned acknowledges that there may be promoters for the Offering, and in the case that there are any communications from promoters, the promoter must clearly disclose in all communications the receipt of compensation, and that the promoter is engaged in promotional activities on behalf of the Issuer. A promoter may be any person who promotes the Issuer’s offering for compensation, whether past or prospective, or who is a founder or an employee of an issuer that engages in promotional activities on behalf of the Issuer.

f.	The Undersigned acknowledges that they have been informed of the compensation that the Intermediary and its affiliates receives in connection with the sale of securities in the Regulation CF offering and the manner in which it is received.

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g.	To the extent the Undersigned is an entity and not a natural person: (i) the Undersigned is duly organized in the jurisdiction of its organization, and has full right, power, and authority to enter into this Agreement and to perform all of its obligations hereunder; (ii) this Agreement has been duly authorized, executed and delivered and constitutes a legal, valid, and binding agreement of the Undersigned, enforceable against the Undersigned in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, and other laws of general application affecting the enforcement of creditors’ rights generally or by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not conflict with or result in a breach of (x) the Undersigned’s articles of incorporation, bylaws, or other charter documents; (y) any laws or court or regulatory orders or decrees applicable to the Undersigned; or (z) any material agreement to which the Undersigned is a party or by which any of its material property or assets is bound.

h.	At substantially the same time as the Undersigned is executing this Agreement, the Undersigned is paying the aggregate Purchase Price for the shares of Common Stock in compliance with the payment instructions on the Platform and as outlined in the Form C.

i.	The Undersigned understands that the Issuer reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent consideration is transmitted by the Undersigned but not applied by the Issuer to the Undersigned’s purchase of the shares of Common Stock, such unused consideration will be returned to the Undersigned, without deduction, interest or remedy in the event of any fluctuation in the underlying value of such consideration during the time period between the Undersigned’s delivery of such consideration to the Issuer, and the Issuer’s return of such consideration.

j.	The Undersigned and the Issuer believe that the aggregate Purchase Price represents a fair appraisal of the worth of the Subscribed Shares, but that the U.S. Internal Revenue Service (“IRS”) could in the future successfully assert that the value of the Subscribed Shares on the date of the Undersigned’s receipt thereof was substantially greater, and that any additional value ascribed to the Subscribed Shares thereby could constitute ordinary income to the Undersigned as of the receipt date, and that any additional taxes or interest due as a result would be the Undersigned’s sole responsibility. The Undersigned has provided to the Issuer an IRS Form W-9 or other applicable IRS forms. Notwithstanding the foregoing, the Undersigned has relied upon advice from its own advisors for all tax advice material to an investment in the Subscribed Shares.

k.	The Undersigned is not, and is not acting as, an agent, representative, intermediary, or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control of the U.S. Treasury Department; and the Undersigned has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering. The Undersigned is purchasing the shares of Common Stock for the Undersigned’s own account and not with a view to, or for resale in connection with, any distribution (within the meaning of the Securities Act) thereof.

l.	The Undersigned shall abide by the restrictions on transfer of the Subscribed Shares set out in the Form C. The Undersigned has been advised that the Subscribed Shares will not be registered under the Securities Act or qualified under any state securities laws and cannot be resold unless such Subscribed Shares are registered under the Securities Act and qualified under applicable state laws or unless exemptions from such registration requirements are available, and in all events such resale is permitted under the restrictions on transfer of the Subscribed Shares set out in the Form C.

m.	The Undersigned further acknowledges that it has read, understood, and had ample opportunity to ask Company questions about its business plans, “Risk Factors,” and all other information presented in the Company’s Form C and the offering documentation filed with the SEC.

n.	The information that the Undersigned has provided on the signature page of this Agreement is accurate and complete.

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o.	The Undersigned represents that the Undersigned understands the substantial likelihood that the Undersigned will suffer a TOTAL LOSS of all capital invested, and that Undersigned is prepared to bear the risk of such total loss.

p.	This Agreement is the valid and binding obligation of the Undersigned.

By making the foregoing representations and warranties, the Undersigned does not waive any right of action under federal or state securities laws. However, the Issuer may assert the Undersigned’s representations and warranties on its own behalf in any proceeding or other dispute with any party.

2.	Disclaimers. The Issuer makes no representation or warranty of any kind, whether express or implied (either in fact or by operation of law), as to any matter except that the Issuer represents that it is (i) not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act, (ii) not an investment company as defined in Section 3 of the Investment Company Act of 1940 (the “Investment Company Act”), and is not excluded from the definition of investment company by Section 3(b) or Section 3(c) of the Investment Company Act, (iii) not disqualified from selling securities under Rule 503(a) of Regulation CF, (iv) not barred from selling securities under Section 4(a)(6) of the Securities Act due to a failure to make timely annual report filings, (vi) not planning to engage in a merger or acquisition with an unidentified company or companies, and (vii) organized under, and subject to, the laws of a state or territory of the United States or the District of Columbia.

3.	The Issuer disclaims all implied warranties of merchantability, fitness for a particular purpose, quality, accuracy, title and non-infringement. IN NO EVENT SHALL THE ISSUER BE LIABLE FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED TO HAVE, AND SHALL HAVE, EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW. IN NO EVENT SHALL THE LIABILITY OF THE ISSUER, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE, WHETHER ACTIVE, PASSIVE OR IMPUTED) OR OTHERWISE, ARISING OUT OF OR RELATING TO THE SUBSCRIBED SHARES EXCEED THE PURCHASE PRICE.

4.	Further Assurances; Compliance with Law. The Undersigned agrees to execute, at any time, upon the request of the Issuer, any further documents or instruments that may, in the Issuer’s view, be necessary in order for the purposes of this Agreement to be effectuated. Notwithstanding anything herein to the contrary, The Issuer is authorized by the Undersigned to amend this Agreement if and to the extent necessary to comply with, and avoid any violation of, applicable law. In the event the Issuer determines that for any reason issuance or delivery of the Subscribed Shares to the Undersigned would violate any applicable law, the Issuer may immediately terminate this Agreement, return the consideration in accordance with the provisions of Section 1(f) and rescind any previously consummated transactions hereunder, without liability to the Undersigned (except to the extent the Issuer fails to return the consideration as specified in Section 1(f) in any transaction so rescinded).

5.	Governing Law. This Agreement shall be governed by and enforced in accordance with the laws of the State of Florida, without regard to any conflict of laws principles thereof.

6.	Miscellaneous.

a.	Notices shall be delivered to the parties at their respective addresses (whether physical or electronic) set forth herein. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and terminates any prior agreements between or among the parties or their respective affiliates (written or oral) with respect to the subject matter hereof. Any amendments to this Agreement shall be in writing upon the mutual agreement of all affected parties. The rights and obligations of the parties under this Agreement may not be assigned or assumed without the written consent of all parties. Should any provision of this Agreement be found to be unenforceable, that provision shall be interpreted or modified to the minimum extent necessary to make it enforceable, and the other provisions of this Agreement shall remain unchanged and enforceable to the greatest extent permitted by law. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Counterparts may be delivered by electronic transmission (including by .pdf file and through the use of any form of electronic signature complying with the ESIGN Act of 2000, for example www.docusign.com) or other transmission or delivery method. No rules of strict construction shall apply in the interpretation of this Agreement.

b.	To the extent you provide any personally identifiable information (“PII”) in connection with your election to invest, the Issuer and its affiliates may share such information with any appointed transfer agent to provide services with respect to the ownership and administration of the Subscribed Shares. The Undersigned irrevocably consents to such uses of Undersigned’s PII for these purposes.

(SIGNATURE PAGE FOLLOWS.)

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Accepted and agreed as of the latest date written below:

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date written below.

SOLUM GLOBAL, INC.

By:
Name:
Title:

Date:

Address:

120 S. Olive Ave, Suite 202
West Palm Beach, Florida 33401
E-mail address: sterling@solum.global

4

[To be completed electronically]

IN WITNESS WHEREOF, the undersigned purchaser hereby enters into this Subscription Agreement with Solum Global, Inc., a Florida corporation, as of the date written below, and agrees to be bound in all respects by the terms and conditions hereof. The undersigned purchaser shall purchase the number of shares of Common Stock specified below for the aggregate Purchase Price specified below:

Number of Shares of Common Stock:
Price per Share of Common Stock:	$0.50
Total Purchase Price:

Date

PURCHASER (if an individual)	PURCHASER (if an entity)

Print Name	Print Name of Entity

Signature	Signature of Authorized Signatory

Print Name of Additional Signatory

Additional Signature	Name of Signatory
(If joint tenants or tenants in common)

Title of Signatory

Address of Principal Residence:	Address of Executive Offices:

U.S. Social Security Number(s)	U.S. IRS Tax Identification Number

Telephone Number	Telephone Number

Email Address	Email Address

5

Exhibit C

SOLUM GLOBAL

INVEST IN SOLUM GLOBAL'S TRANSPARENT DIGITAL NETWORK THAT'S **PURE GOLD**

Discover a transparent digital network where cryptocurrencies and real-world assets meet. In the rapidly evolving digital economy, individuals, businesses, and governments need a Transparent, Reliable, Secure, and

Gold-Backed network for transacting, remitting, and preserving value worldwide.

Be among the first to explore this unique investment opportunity.

FORM C

OFFERING CIRCULAR

INVESTOR EDUCATION

MINIMUM INVESTMENT $1,000

SHARE PRICE $0.50

INVEST NOW

First name... *

Last name... *

Company...

Country code... *

Phone number... *

Email... *

How did you hear about us?

Send Me More

Yes, Please send me Solum Global investor relations and promotional materials!

SUBMIT

FAQS

About Regulation Crowdfunding

Why invest in startups?

Regulation CF allows investors to invest in startups and early-growth companies. This is different from helping a company raise money on Kickstarter; with Regulation CF Offerings, you aren't buying products or merchandise - you are buying a piece of a company and helping it grow.

How much can I invest?

Accredited investors can invest as much as they want. But if you are NOT an accredited investor, your investment limit depends on either your annual income or net worth, whichever is greater. If the number is less than $124,000, you can only invest 5% of it. If both are greater than $124,000 then your investment limit is 10%.

How do I calculate my net worth?

To calculate your net worth, just add up all of your assets and subtract all of your liabilities (excluding the value of the person's primary residence). The resulting sum is your net worth.

What are the tax implications of an equity crowdfunding investment?

We cannot give tax advice, and we encourage you to talk with your accountant or tax advisor before making an investment.

Who can invest in a Regulation CF Offering?

Individuals over 18 years of age can invest.

What do I need to know about early-stage investing? Are these investments risky?

There will always be some risk involved when investing in a startup or small business. And the earlier you get in the more risk that is usually present. If a young company goes out of business, your ownership interest could lose all value. You may have limited voting power to direct the company due to dilution over time. You may also have to wait about five to seven years (if ever) for an exit via acquisition, IPO, etc. Because early-stage companies are still in the process of perfecting their products, services, and business model, nothing is guaranteed. That's why startups should only be part of a more balanced, overall investment portfolio.

When will I get my investment back?

The Common Stock (the "Shares") of Solum Global (the "Company") are not publicly-traded. As a result, the shares cannot be easily traded or sold. As an investor in a private company, you typically look to receive a return on your investment under the following scenarios: The Company gets acquired by another company. The Company goes public (makes an initial public offering). In those instances, you receive your pro-rata share of the distributions that occur, in the case of acquisition, or you can sell your shares on an exchange. These are both considered long-term exits, taking approximately 5-10 years (and often longer) to see the possibility for an exit. It can sometimes take years to build companies. Sometimes there will not be any return, as a result of business failure.

Can I sell my shares?

Shares sold via Regulation Crowdfunding offerings have a one-year lockup period before those shares can be sold under certain conditions.

Exceptions to limitations on selling shares during the one-year lockup period:

In the event of death, divorce, or similar circumstance, shares can be transferred to:

- The company that issued the securities
- An accredited investor
- A family member (child, stepchild, grandchild, parent, stepparent, grandparent, spouse or equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships)

What happens if a company does not reach their funding target?

If a company does not reach their minimum funding target, all funds will be returned to the investors after the close of the offering.

How can I learn more about a company's offering?

All available disclosure information can be found on the offering pages for our Regulation Crowdfunding offering.

What if I change my mind about investing?

You can cancel your investment at any time, for any reason, until 48 hours prior to a closing occurring. If you've already funded your investment and your funds are in escrow, your funds will be promptly refunded to you upon cancelation. To submit a request to cancel your investment, please email info@solum.global

How do I keep up with how the company is doing?

At a minimum, the company will be filing with the SEC and posting on it's website an annual report, along with certified financial statements. Those should be available 120 days after the fiscal year end. If the company meets a reporting exception, or eventually has to file more reported information to the SEC, the reporting described above may end. If these reports end, you may not continually have current financial information about the company.

What relationship does the company have with DealMaker Securities?

Once an offering ends, the company may continue its relationship with DealMaker Securities for additional offerings in the future. DealMaker Securities' affiliates may also provide ongoing services to the company. There is no guarantee any services will continue after the offering ends.

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Privacy Policy **Terms of Use**

Equity crowdfunding investments in private placements, and start-up investments in particular, are speculative and involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. Companies seeking startup investment through equity crowdfunding tend to be in earlier stages of development and their business model, products and services may not yet be fully developed, operational or tested in the public marketplace. There is no guarantee that the stated valuation and other terms are accurate or in agreement with the market or industry valuations. Further, investors may receive illiquid and/or restricted stock that may be subject to holding period requirements and/or liquidity concerns.

DealMaker Securities LLC, a registered broker-dealer, and member of FINRA | SIPC, located at 4000 Eagle Point Corporate Drive, Suite 950, Birmingham, AL 35242., is the Intermediary for this offering and is not an affiliate of or connected with the Issuer. Please check our background on FINRA's BrokerCheck .
DealMaker Securities LLC does not make investment recommendations.
DealMaker Securities LLC is NOT placing or selling these securities on behalf of the Issuer.
DealMaker Securities LLC is NOT soliciting this investment or making any recommendations by collecting, reviewing, and processing an Investor's documentation for this investment.
DealMaker Securities LLC conducts Anti-Money Laundering, Identity and Bad Actor Disqualification reviews of the Issuer, and confirms they are a registered business in good standing.
DealMaker Securities LLC is NOT vetting or approving the information provided by the Issuer or the Issuer itself.

Contact information is provided for Investors to make inquiries and requests to DealMaker Securities LLC regarding Regulation CF in general, or the status of such investor's submitted documentation, specifically. DealMaker Securities LLC may direct Investors to specific sections of the Offering Circular to locate information or answers to their inquiry but does not opine or provide guidance on issuer related matters.